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                                                                   EXHIBIT 10.36

                              BUILD TO SUIT LEASE

                                 BY AND BETWEEN

                         MARTIN/CAMPUS ASSOCIATES, L.P.

                                   "LANDLORD"

                                      AND

                              AT HOME CORPORATION

                                    "TENANT"

         For the approximately 90,840 sq. ft. Premises at 420 Broadway
                             Redwood City, CA 94063
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                                  LEASE SUMMARY


Lease Date:                         July 14, 1998
                                    --------------------------------------------

Landlord:                           Martin/Campus Associates, L.P.

Address of Landlord:                100 Bush Street, 26th Floor
                                    San Francisco, CA 94104

Tenant:                             At Home Corporation

Address of Tenant:                  425 Broadway
                                    Redwood City, CA

Contact:                            Kenneth Goldman

Telephone:                          (650) 569-5353

Building Address:                   420 Broadway
                                    Redwood City, California

Total Building Square Footage:      Approximately 90,840 square feet

Term: Fifteen years from the Commencement Date under the 450 Broadway Lease (see Paragraph 4.A.)

Monthly Rent:                       As provided under Paragraph 5.A, and subject
                                    to adjustment pursuant to Paragraph 4.C and 5.B

Security Deposit:                   An amount equal to three (3) payments of the
                                    initial Monthly Rent (see Paragraph 7)

Exhibit A:  Premises
Exhibit B:  Work Letter Agreement
Exhibit C:  Site Plan for Project
Exhibit D:  Commencement Date Memorandum
Exhibit E: Subordination, Nondisturbance and Attornment Agreement Exhibit F: Option to Purchase Terms

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                                TABLE OF CONTENTS

1.      Parties..............................................................................2

2.      Premises.............................................................................2

3.      Definitions..........................................................................2
        A.     Affiliate.....................................................................2
        B.     Alterations...................................................................2
        C.     Broadway Lease................................................................2
        D.     Capital Improvements..........................................................3
        E.     CC&Rs.........................................................................3
        F.     Collateral Agreements.........................................................3
        G.     Commencement Date.............................................................3
        H.     Common Area...................................................................3
        I.     Common Area Maintenance Costs.................................................3
        J.     Final Plans...................................................................5
        K.     HVAC..........................................................................5
        L.     Impositions...................................................................6
        M.     Improvements..................................................................6
        N.     Index.........................................................................6
        O.     Interest Rate.................................................................6
        P.     INTENTIONALLY DELETED.........................................................6
        Q.     Landlord's Agents.............................................................6
        R.     Lease Year....................................................................7
        S.     Monthly Rent..................................................................7
        T.     Parking Area..................................................................7
        U.     Person........................................................................7
        V.     Project.......................................................................7
        W.     Real Property Taxes...........................................................7
        X.     Rent..........................................................................8
        Y.     Rentable Area.................................................................8
        AA.    Security Deposit..............................................................8
        BB.    Sublet........................................................................8
        CC.    Subrent.......................................................................9
        DD.    Subtenant.....................................................................9
        EE.    Tenant Delay..................................................................9
        FF.    Tenant Improvements...........................................................9
        GG.    Tenant's Percentage Share.....................................................9
        HH.    Tenant's Personal Property....................................................9
        II.    Term.........................................................................10
        JJ.    Fixed Charge Ratio...........................................................10

4. Lease Term...............................................................................10
        A.     Term.........................................................................10

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
        B.     Delays in Completion.........................................................10
        C.     Option to Extend.............................................................10

5.      Rent and Additional Charges.........................................................13
        A.     Monthly Rent.................................................................13
        B.     Adjustments to Monthly Rent..................................................14
        C.     Management Fee...............................................................14
        D.     Common Area Maintenance Costs................................................15
        E.     Additional Rent..............................................................16
        F.     Prorations...................................................................16
        G.     Interest.....................................................................16

6.      Late Payment Charges................................................................16

7.      Security Deposit....................................................................17
        A.     Deposit Required.............................................................17

8.      Holding Over........................................................................18

9.      Tenant Improvements.................................................................19

10.     Condition of Premises...............................................................19
        A.     Capital Improvements.........................................................19
        B.     Acceptance of Premises.......................................................19

11.     Use of the Premises and Common Area.................................................19
        A.     Tenant's Use.................................................................20
        B.     Hazardous Materials..........................................................20
        C.     Special Provisions Relating to The Americans With Disabilities Act of 1990...24
        D.     Use and Maintenance of Common Area...........................................25

12.     Quiet Enjoyment.....................................................................25

13.     Alterations.........................................................................26
        A.     Alteration Rights............................................................26
        B.     Performance of Alterations...................................................26
        C.     Trade Fixtures...............................................................26

14.     Surrender of the Premises...........................................................27

15.     Impositions and Real Property Taxes.................................................27
        A.     Payment by Tenant............................................................27
        B.     Taxes on Tenant Improvements and Personal Property...........................28
        C.     Proration....................................................................29

16.     Utilities and Services..............................................................29

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
17.     Repair and Maintenance..............................................................29
        A.     Landlord's Obligations.......................................................29
        B.     Tenant's Obligations.........................................................30
        C.     Conditions Applicable to Repairs.............................................31
        D.     Landlord's Rights............................................................31
        E.     Compliance with Governmental Regulations.....................................31

18.     Liens...............................................................................31

19.     Landlord's Right to Enter the Premises..............................................32

20.     Signs...............................................................................32

21.     Insurance...........................................................................32
        A.     Indemnification..............................................................32
        B.     Tenant's Insurance...........................................................33
        C.     Premises Insurance...........................................................34
        D.     Increased Coverage...........................................................34
        E.     Failure to Maintain..........................................................34
        F.     Insurance Requirements.......................................................35
        G.     Waiver and Release...........................................................35

22.     Waiver of Subrogation...............................................................35

23.     Damage or Destruction...............................................................36
        A.     Landlord's Obligation to Rebuild.............................................36
        B.     Right to Terminate...........................................................36
        C.     Limited Obligation to Repair.................................................37
        D.     Abatement of Rent............................................................37
        E.     Damage Near End of Term......................................................37

24.     Condemnation........................................................................37

25.     Assignment and Subletting...........................................................38
        A.     Landlord's Consent...........................................................38
        B.     Tenant's Notice..............................................................38
        C.     Information to be Furnished..................................................38
        D.     Landlord's Alternatives......................................................39
        E.     Proration....................................................................39
        F.     Parameters of Landlord's Consent.............................................39
        G.     Permitted Transfers..........................................................40

26.     Default.............................................................................40
        A.     Tenant's Default.............................................................40
        B.     Remedies.....................................................................41

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
        C.     Landlord's Default...........................................................42

27.     Subordination.......................................................................42
        A.     Subordination................................................................42
        B.     Attornment...................................................................43
        C.     Non-Disturbance..............................................................43

28.     Notices.............................................................................43

29.     Attorneys' Fees.....................................................................44

30.     Estoppel Certificates...............................................................44

31.     Transfer of the Premises by Landlord................................................45

32.     Landlord's Right to Perform Tenant's Covenants......................................45

33.     Tenant's Remedy.....................................................................45

34.     Mortgagee Protection................................................................45

35.     Brokers.............................................................................46

36.     Acceptance..........................................................................46

37.     Parking.............................................................................46

38.     Right of First Offer to Purchase....................................................46
        A.     Notice of Sale...............................................................47
        B.     Acceptance...................................................................47
        C.     Rejection....................................................................47
        D.     Offered Terms................................................................48
        E.     Acceptance of Tenant's Offer.................................................48
        F.     Conditions...................................................................48
        G.     Process......................................................................48
        H.     Rights Personal..............................................................49

39.     General.............................................................................49
        A.     Captions.....................................................................49
        B.     Executed Copy................................................................49
        C.     Time.........................................................................49
        D.     Separability.................................................................49
        E.     Choice of Law................................................................49
        F.     Gender; Singular, Plural.....................................................49
        G.     Binding Effect...............................................................49
        H.     Waiver.......................................................................50

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
        I.     Entire Agreement.............................................................50
        J.     Authority....................................................................50
        K.     Exhibits.....................................................................50
        L.     Lease Summary................................................................50
        M.     Memorandum of Lease..........................................................50

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                               BUILD TO SUIT LEASE

        1.     Parties.

               THIS BUILD TO SUIT LEASE (the "Lease"), dated as of July 14, 1998, is entered into by and between MARTIN/CAMPUS ASSOCIATES, L.P., a Delaware limited partnership ("Landlord"), whose address is 100 Bush Street, San Francisco, CA 94104, and AT HOME CORPORATION, a Delaware corporation ("Tenant"), whose address is 425 Broadway, Redwood City, CA.

        2.     Premises.

               Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises to situated in a building to be constructed by Landlord pursuant to the terms of this Lease which shall be commonly known as 420 Broadway (the "Building"), in the City of Redwood City, County of San Mateo, State of California, as more particularly shown on Exhibit A (the "Premises"), which Premises shall consist of a total area of approximately 90,840 square feet. On or before the Commencement Date, Landlord shall measure the Rentable Area of the Premises in accordance with BOMA Standard (ANSI Z65.1 1980) for full floor office occupancy, and Landlord and Tenant shall amend this Lease if necessary to reflect any discrepancy in the size of the Premises disclosed by Landlord's measurement of the Premises by Landlord's architect. The Premises also includes the appurtenant right to use in common with other tenants of the Project (as defined below) the Common Area (as defined below) of the Project owned by Landlord.

        3.     Definitions.

               The following terms shall have the following meanings in this
Lease:

               A. Affiliate. Any Person that controls, or is controlled by or is under common control with, Landlord or Tenant. No Person shall be deemed in control of another simply by virtue of being a partner, director, officer or holder of voting securities of any Person. For purposes of this Paragraph 3.A, "control" shall mean the ownership of, and/or the right to vote, stock, partnership interests, membership interests, or other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in a Person, or the voting power of all classes of a Person's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

               B. Alterations. Any alterations, additions or improvements made in, on or about the Premises after the substantial completion of the Improvements, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

               C. Broadway Lease. That certain lease dated as of October 18, 1996, by and between Landlord and Tenant, for those certain premises commonly known as 425 Broadway,


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situated in the City of Redwood City, County of San Mateo, State of California.

               D. Capital Improvements. Those certain improvements to the Building to be constructed by Landlord pursuant to Paragraph 10.A and the Work Letter Agreement attached to this Lease as Exhibit B (the "Work Letter").

               E. CC&Rs. Any declaration of conditions, covenants and/or restrictions, or similar instrument, that now encumbers, or may in the future encumber the Project or the Premises, as adopted by Landlord or its successors in interest from time to time, and any modifications or amendments thereto.

               F. Collateral Agreements. The following agreements: (i) the Broadway Lease, (ii) that certain Build to Suit Option Agreement by and between Landlord and Tenant, dated as of October 25, 1996 (the "Build to Suit Agreement"), (iii) that certain Agreement Granting Rights of First Offer, by and between Landlord and Tenant, dated as of October 25, 1996, (iv) that certain Warrant to Purchase Series A Common Stock of At Home Corporation and that certain Second Amended and Restated Registration Rights Agreement, executed by Landlord, Tenant and certain other parties, each dated as of October 18, 1996 (collectively, the "Warrant Agreement"), and (v) any leases at any time executed by Tenant arising out of Tenant's exercise of any of its rights set forth in the agreements described in items (ii) and (iii) above. The "450 Broadway Lease" shall mean that certain lease between Landlord and Tenant with respect to the premises commonly known as 450 Broadway, Redwood City, California.

               G. Commencement Date. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with Paragraph 4.A.

               H. Common Area. All areas and facilities within the Project not appropriated to the exclusive occupancy of tenants, including the Parking Area, the sidewalks, pedestrian ways, driveways, signs, pools, ponds, service delivery facilities, common storage areas, common utility facilities and all other areas in the Project established by Landlord and/or its successors for non-exclusive use. Landlord may, by written notice to Tenant, elect in its sole discretion to increase and/or decrease the Common Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or its successors in their sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Common Area from time to time), so long as Landlord neither unreasonably interferes with ingress to or egress from the Building, nor permanently reduces the number of parking spaces available for Tenant's use below the minimum requirements set forth in Paragraph 37. No such subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Common Area shall cause the Common Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease.

               I. Common Area Maintenance Costs. The total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership and repair of the Common Area, and the performance of Landlord's obligations under Paragraphs 17.A and 17.E. Without limiting the generality of the foregoing, Common Area Maintenance


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Costs include all costs of and expense for: (i) maintenance and repairs of the
Common Area; (ii) resurfacing, resealing, remarking, painting, repainting, striping or restriping the Parking Area; (iii) maintenance and repair of all public or common facilities; (iv) maintenance, repair and replacement of sidewalks, curbs, paving, walkways, Parking Area, Project signs, landscaping, planting and irrigation systems, trash facilities, loading and delivery areas, lighting, drainage and common utility facilities, directional or other signs, markers and bumpers, and any fixtures, equipment and personal property located on the Common Area; (v) wages, salaries, benefits, payroll burden fees and charges of personnel employed by Landlord and the charges of all independent contractors retained by Landlord (to the extent that such personnel and contractors are utilized by Landlord) for the maintenance, repair, management and/or supervision of the Project, and of any security personnel retained by Landlord in connection with the operation and maintenance of the Common Area (although Landlord shall not be required to obtain security services); (vi) maintenance, repair and replacement of security systems and alarms installed by Landlord (if any); (vii) depreciation or amortization (or in lieu thereof, rental payments) on all tools, equipment and machinery used in the operation and maintenance of the Common Area; (viii) premiums for Comprehensive General Liability Insurance or Commercial General Liability Insurance, casualty insurance, workers compensation insurance or other insurance on the Common Area, or any portion thereof or interest therein, and any deductibles payable with respect to such insurance policies; (ix) all personal property or real property taxes and assessments levied or assessed on the Project, or any portion thereof or interest therein, including without limitation the Real Property Taxes for the Project, if applicable under Paragraph 15.A; (x) cleaning, collection, storage and removal of trash, rubbish, dirt and debris, and sweeping and cleaning the Common Area; (xi) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Project; (xii) any alterations, additions or improvements required to be made to the Common Area in order to reduce Common Area Maintenance Costs or to protect the health or safety of occupants of the Project, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; (xiii) all costs and expenses of providing, creating, maintaining, repairing, managing, operating, and supervising an amenity center for the Project, which may include without limitation a dining facility (provided, however, that Landlord shall not be required to provide or create such an amenity center), which costs and expenses may include without limitation rent charged by Landlord for the space occupied by such amenity center; (xiv) all costs and expenses incurred by Landlord in performing its obligations under Paragraphs 17.A or 17.E, including without limitation all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders and all capital improvements required to made in connection with the operation, maintenance and repair of the Building, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; (xv) all costs and expenses incurred in performing any


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alterations, additions or improvements required to be made to the Common Area in order to comply with applicable laws, ordinances, rules, regulations and orders and all capital improvements required to made in connection with the operation, maintenance and repair of the Common Area, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; (xvi) any and all payments due and owing on behalf of the Project or any portion thereof with respect to any CC&Rs, including without limitation any and all assessments and association dues; (xvii) any other cost or expense which this Lease expressly characterizes as a Common Area Maintenance Cost, and (xviii) all costs and expenses related to the adoption and maintenance of a portion of Highway 101. However, notwithstanding the foregoing or anything to the contrary in this Lease, Common Area Maintenance Costs shall not include the cost of or expenses for the following: (A) leasing commissions, attorneys' fees or other costs or expenses incurred in connection with negotiations or disputes with other tenants of the Project; (B) depreciation of buildings in the Project;
(C) payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage covering the Project, or rental payments under any ground lease or underlying lease; (D) any penalties incurred due to Landlord's violation of any governmental rule or authority (but not excluding the cost of compliance therewith, if such cost is chargeable to Tenant pursuant to this Lease); (E) any Real Property Taxes or costs for which Landlord is separately and directly reimbursed by Tenant or any other tenant of the Project which are assessed against the Premises or the premises leased by such other tenant(s); (F) items for which Landlord is reimbursed by insurance; (G) all costs arising from monitoring, cleaning up and otherwise remediating any release of Hazardous Materials at the Premises that has been specifically identified by Landlord and Tenant in writing as of the date of the Lease; (H) all costs associated with the operation of the business of the entity which constitutes "Landlord", as distinguished from the costs of operations, including, but not limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Project and/or Common Area, or any portion thereof, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building management or costs paid in connection with disputes with Tenant or any other tenants; (I) all costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for other tenants in the Project; (J) the creation of any reserves for equipment or capital replacement (but not the expenditure of any funds from such reserves); and (K) all costs arising from monitoring, cleaning up and otherwise remediating any release of Hazardous Materials at the Premises to the extent that Landlord (who shall use reasonable efforts to obtain reimbursement) is actually reimbursed by third parties for such costs (but not the costs of collection incurred by Landlord, unless such costs of collection are also reimbursed by third parties).

               J. Final Plans. As defined in the Work Letter.

               K. HVAC. Heating, ventilating and air conditioning.

               L. Impositions. Taxes, assessments, charges, excises and levies, business


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taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, except to the extent any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any item that would otherwise be deemed an Imposition under this paragraph.

               M. Improvements. Collectively, the Tenant Improvements and the Capital Improvements.

               N. Index. The Consumer Price Index, All Urban Consumers, All Items, published by the U.S. Department of Labor, Bureau of Labor Statistics for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100). If the Base Year of the Index is changed, then all calculations pursuant to this Lease which require the use of the Index shall be made by using the appropriate conversion factor published by the Bureau of Labor Statistics (or successor agency) to correlate to the Base Year of the Index herein specified. If no such conversion factor is published, then Landlord shall, if possible, make the necessary calculation to achieve such conversion. If such conversion is not in Landlord's good-faith, business judgment possible, or if publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then the term "Index" shall mean comparable statistics on the cost of living, as computed either (i) by an agency of the United States Government performing a function similar to the Bureau of Labor Statistics, or (ii) if no such agency performs such function, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index, as may be determined by Landlord in the exercise of its reasonable good faith business judgment.

               O. Interest Rate. Either (i) the greater of (a) twelve percent (12%) per annum, or (b) the reference rate, or succeeding similar index, announced from time to time by the Bank of America's main San Francisco office, plus three percent (3%) per annum; or (ii) the maximum rate of interest permitted by law, whichever is less.

               P. INTENTIONALLY DELETED

               Q. Landlord's Agents. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

               R. Lease Year. A period of twelve (12) consecutive calendar months during the Term, commencing with the Commencement Date if the Commencement Date is the first day


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of a calendar month, or commencing with the first day of the month following the
Commencement Date if the Commencement Date is not the first day of a calendar month. The first Lease Year shall include the period between the Commencement Date and the first day of the month following the Commencement Date if the Commencement Date is not the first day of a calendar month. The last Lease Year shall consist of the period between the date on which the Term expires or terminates and the day after the last day of the preceding Lease Year.

               S. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.

               T. Parking Area. All Common Area (except sidewalks and service delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, vehicular parking spaces, landscaped areas and walkways, and including any parking structure constructed during the Term. Landlord and/or its successors may, by written notice to Tenant, elect in their sole discretion to increase and/or decrease the Parking Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or its successors in their sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Parking Area from time to time), so long as such changes to the Parking Area do not permanently reduce the number of parking spaces available for Tenant's use below the minimum requirements set forth in Paragraph 37. No such subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Parking Area shall cause the Parking Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease.

               U. Person. Any individual, partnership, firm, association, corporation, limited liability company, trust, or other form of business or legal entity.

               V. Project. That certain real property shown on Exhibit C. Landlord and/or its successors may, by written notice to Tenant, elect in their sole discretion to increase and/or decrease the number of buildings and/or the amount of Rentable Area situated in the Project from time to time during the Term for any reason whatsoever.

               W. Real Property Taxes. Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Project or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Project, including assessments, taxes, fees, levies and charges imposed by governmental agencies for such purposes as street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project, or on rent for space in the Project; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Property Taxes; and (vi) reasonable consultants, and attorneys' fees and expenses incurred in connection with proceedings to contest, determine or reduce Real


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Property Taxes. Real Property Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Property Tax; (B) Impositions and all similar amounts payable by tenants of the Project under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Property Taxes by Landlord. If any Real Property Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Property Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law. If the tax statement from a taxing authority does not allocate Real Property Taxes to the Building, Landlord shall make the determination of the proper allocation of such Real Property Taxes based, to the extent possible, upon records of the taxing authority and, if not so available, then on an equitable basis.

               X. Rent. Monthly Rent plus the Additional Rent as defined in Paragraph 5.E.

               Y. Rentable Area. The aggregate square footage in any one or more buildings in the Project, as appropriate, as reasonably determined by Landlord's architect from time to time in accordance with BOMA Standard (ANSI Z65.1 1980) for full floor office occupancy.

               AA. Security Deposit. That amount paid by Tenant pursuant to Paragraph 7.

               BB. Sublet. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises. As used herein, a Sublet includes the following: (i) if Tenant is a partnership or a limited liability company, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership or limited liability company, or the dissolution of the partnership or limited liability company, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant (except that a Sublet shall not include any such transfer of a controlling percentage of the stock of Tenant occurring at a time when the stock of Tenant is publicly traded on a nationally recognized stock exchange or over the counter), or the sale, by a single transaction of or series of transaction, within any one (1) year period, of corporate assets equaling or exceeding twenty percent (20%) of the total value of Tenant's assets (except in connection with an initial public offering of the stock of Tenant on a nationally recognized stock exchange or over the counter);
(iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrases "controlling percentage" and "controlling interest" means the ownership of, and/or the right to vote, stock, partnership interests, membership interests, or other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in Tenant, or the voting power of all classes of Tenant's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

               CC. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including without limitation bonus money and payments (in excess of book value) for Tenant's assets, including without limitation its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

               DD. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

               EE. Tenant Delay. Any delay that Landlord may encounter in the performance of Landlord's obligations under the Lease because of any act or omission of any nature by Tenant or its agents or contractors, including without limitation any (i) delay attributable to the postponement of any Improvements at the request of Tenant; (ii) delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in the Lease or the Work Letter; (iii) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to the Lease or the Work Letter; and (iv) delay resulting from any change order request initiated or requested by Tenant.

               FF. Tenant Improvements. Those certain improvements to the Premises to be constructed by Landlord pursuant to Exhibit B, other than the Capital Improvements. The Tenant Improvements shall at all times be the property of Landlord and shall not be deemed Tenant's Personal Property.

               GG. Tenant's Percentage Share. The ratio (expressed as a percentage) of the total Rentable Area of the Premises to the total Rentable Area of all of the buildings at the Project owned by Landlord from time to time, which as of the Commencement Date shall equal ________% (i.e., the Rentable Area of the Premises divided by the Rentable Area of the buildings at the Project owned by Landlord as of the date of this Lease). Tenant's Percentage Share shall be recalculated each and every time that the amount of Rentable Area contained in Premises is adjusted, or the Premises is expanded, buildings are added to or removed from the Project, or there is a change in the total Rentable Area of those buildings in the Project owned by Landlord, or Landlord sells, exchanges, or otherwise transfers any or all of the buildings situated in the Project (including without limitation the Building). The parties acknowledge and agree that the total Rentable Area of all of the buildings in the Project owned by Landlord may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to sell a building or buildings or to make changes to the buildings it owns in the Project (so long as Landlord does not unreasonably interfere with ingress to or egress from the Premises).

               HH. Tenant's Personal Property. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

               II. Term. The Term of this Lease set forth in Paragraph 4.A., as it may be extended hereunder pursuant to any options to extend granted herein.

               JJ. Fixed Charge Ratio. Tenant's consolidated earnings before income taxes, depreciation and amortization during the fiscal year in question, divided by the sum of (i) all interest charges occurring during the fiscal year in question, and (ii) all of Tenant's scheduled debt amortization payable during the fiscal year in question.

        4. Lease Term.

               A. Term. Subject to adjustment for Tenant Delays pursuant to Paragraph 4.B below, the Term shall commence on the date of substantial completion of the Improvements to be constructed by Landlord (the "Commencement Date"), and terminate on the date that is fifteen (15) years after the "Commencement Date" under the 450 Broadway Lease. For the purposes of this Lease, substantial completion shall mean that the Improvements have been completed in accordance with the Final Plans approved by Landlord and Tenant, subject only to minor punch-list items, and the City of Redwood City has issued a final building inspection approval for such Improvements.

               B. Delays in Completion. Tenant agrees that if Landlord, for any reason whatsoever, is unable to substantially complete the Improvements on or before Landlord's initial estimate of the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. Upon the establishment of the actual Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form set forth in Exhibit D. Notwithstanding any provision of this Lease to the contrary, if at any time after the date of this Lease a Tenant Delay occurs, then the Commencement Date shall be moved earlier two (2) days for each one (1) day of Tenant Delay that delays the substantial completion of the Improvements. In addition, Tenant shall pay any and all costs and expenses incurred by Landlord which result from any Tenant Delay, including, without limitation, any and all costs and expenses attributable to increases in the cost of labor or materials.

               C. Option to Extend.

                      (i) Grant of Option. Landlord hereby grants to Tenant one
(1) option (the "Option to Extend") to extend the Term of this Lease, for an additional term of five (5) years. The option term (the "Extended Term") shall commence upon the expiration of the initial Term. The Option to Extend is expressly conditioned upon Tenant's not being in default under any term or condition of this Lease after the expiration of any applicable cure period granted by this Lease, either at the time the Option to Extend is exercised or at the time the applicable Extended Term would commence. The Option to Extend shall be personal to the Tenant originally named in this Lease, and shall not be assigned, sold, conveyed or otherwise transferred to any other party (including without limitation any assignee or sublessee of such Tenant) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion; provided, however, that the Option to Extend may be transferred to the transferee pursuant to a Permitted Transfer without Landlord's consent. The Option to Extend shall be exercisable only so long as the Lease remains in full force and effect and shall be an interest appurtenant to and not separable from Tenant's estate under the Lease. Under no circumstances shall Landlord be required to pay any real estate commission to any party with respect to Tenant's exercise of the Option to Extend.

                      (ii) Manner of Exercise. Tenant may exercise the Option to Extend the Lease only by giving Landlord written notice not less than one (1) year prior to the expiration of the Term. If Tenant fails to exercise the Option to Extend prior to such 1-year period, then the Option to Extend automatically shall lapse and thereafter Tenant shall have no right to exercise the Option to Extend.

                      (iii) Terms and Rent. The initial Monthly Rent for the Premises for the Extended Term shall be equal to the greater of (w) ninety-five percent (95%) of the fair market rent, as determined below, for the Premises as of the commencement of the Extended Term, or (x) an amount equal to the Monthly Rent payable during the fourteenth (14th) Lease Year of the initial Term, multiplied by the greater of (A) the lesser of (I) a fraction, the numerator of which is the Index published most recently before the first day of the fourteenth (14th) Lease Year of the initial Term, and the denominator of which is the Index published most recently before the first day of the thirteenth
(13th) Lease Year of the initial Term, or (II) one hundred sixteen percent (116%), or (B) one hundred seven percent (107%). During the Extended Term the Monthly Rent shall continue to be subject to adjustment in accordance with the provisions of Paragraph 5.B below. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term; provided, however, that neither the Option to Extend nor Landlord's obligations under the Work Letter shall be of any force or effect during the Extended Term.

                      (iv) Determination of Rent. For the purposes of calculating the Monthly Rent for the Extended Term, the fair market rent shall be equal to the net effective rent per rentable square foot being charged for leases executed within the preceding twelve (12) months for comparable space (in buildings with 2 - 4 stories) at either the Project (if any), or if there are none, for comparable space (in buildings with 2 - 4 stories) in office and research and development complexes located in the Redwood Shores area or the Menlo Oaks Business Park (located in Menlo Park, California), with terms comparable to the terms contained in this Lease, taking into consideration relevant factors such as the presence or absence of tenant improvement contributions by the lessor, and the fact that the Monthly Rent during the Extended Term shall be subject to adjustment under Paragraph 5.B. Any value added to the Premises by the Tenant Improvements and any Alterations paid for by Tenant shall not be considered or included in the determination of the fair market rent. The fair market rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within thirty (30) days after Tenant's exercise of an Option, then fair market rent shall be determined pursuant to the procedure set forth in Paragraphs 4.C.(v) and 4.C.(vi).

                      (v) Landlord's Initial Determination. If the parties are unable mutually to agree upon the fair market rent pursuant to Paragraph 4.C.(iv), then the fair market rent initially shall be determined by Landlord by written notice ("Landlord's Notice") given to Tenant promptly following the expiration of the 30-day period set forth in Paragraph 4.C.(iv). If Tenant disputes the amount of fair market rent set forth in Landlord's Notice, then, within thirty (30) days after the date of Landlord's Notice, Tenant shall send Landlord a written notice ("Tenant's Notice") which specifically (a) disputes the fair market rent set forth in Landlord's Notice, (b) demands arbitration pursuant to Paragraph 4.C.(vi), and (c) states the name and address of the person who shall act as arbitrator on Tenant's behalf. Tenant's Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the Requirements and time period set forth above. If Tenant does not send Tenant's Notice within thirty (30) days after the date of Landlord's Notice, or if Tenant's Notice fails to contain all of the required information, then the Monthly Rent for the Extended Term shall equal ninety-five percent (95%) of the fair market rent specified in Landlord's Notice. If Tenant sends Tenant's Notice in the proper form within thirty (30) days after the date of Landlord's Notice, then the Monthly Rent for the Extended Term shall be determined by arbitration pursuant to Paragraph 4.C(vi) below. If the arbitration is not concluded prior to the commencement of the Extended Term, then Tenant shall pay Monthly Rent equal to one hundred twenty-five percent (125%) of the Monthly Rent payable immediately prior to the commencement of the Extended Term. If the fair market rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after the determination of fair market rent.

                      (vi) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the then prevailing rules of the American Arbitration Association (or its successor) for the arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

                             (a) Each arbitrator must be a real estate appraiser
with at least five (5) years of full-time commercial appraisal experience who is familiar with the fair market rent of office and research and development complexes located in the vicinity of the Premises. Within ten (10) business days after receipt of Tenant's Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf.

                             (b) The two arbitrators chosen pursuant to
Paragraph 4.C.(vi)(a) shall meet within ten (10) business days after the second arbitrator is appointed and shall either agree upon the fair market rent or appoint a third arbitrator possessing the qualifications set forth in Paragraph 4.C.(vi)(a). If the two arbitrators agree upon the fair market rent within such ten (10) business day period, the Monthly Rent for the Extended Term shall equal ninety-five percent (95%) of such fair market rent. If the two arbitrators are unable to agree upon the fair market rent and are unable to agree upon the third arbitrator within five (5) business days after the expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after the expiration of such five (5) business day period, then either party, on behalf of both, may request appointment of the third arbitrator by the Association of South say Brokers. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Paragraph 4.C.(vi)(c). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Each party shall pay its own attorneys' fees and costs of witnesses.

                             (c) The three arbitrators shall determine the fair
market rent in accordance with the following procedures. Each of Landlord's arbitrator and Tenant's arbitrator shall state, in writing, his or her determination of the fair market rent, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed resolutions within ten
(10) business days
after appointment of the third arbitrator. If any arbitrator fails to deliver his or her own determination to the other arbitrators within such ten (10) business day period, then the fair market rent shall equal the average of the resolutions submitted by the other arbitrators. If all three (3) arbitrators deliver their determinations to the other arbitrators within such ten (10) business day period, then the two (2) closest determinations of the arbitrators shall be averaged, and the resulting quotient shall be the fair market rent, and the Monthly Rent for the Extended Term shall equal ninety-five percent (95%) of such fair market rent; provided, however, that if the determination of one (1) of the arbitrators (the "Average Determination") is equal to the average of the determinations of the other two (2) arbitrators, then the Average Determination shall be the fair market rent. However, the arbitrators shall not attempt to reach a mutual agreement of the fair market rent; each arbitrator shall independently arrive at his or her proposed resolution.

                             (d) The arbitrators shall have the right to consult
experts and competent authorities for factual information or evidence pertaining to a determination of fair market rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

        5.     Rent and Additional Charges.

               A. Monthly Rent. Tenant shall pay to Landlord, in lawful money of the United States, Monthly Rent as follows: commencing on the Commencement Date, and continuing through the balance of the Term (subject to adjustment pursuant to Paragraph 5.B), the initial Monthly Rent shall equal that amount calculated pursuant to the Build to Suit Agreement as the Monthly Rent for the Building. Tenant shall have no obligation to pay Monthly Rent before the Commencement Date. Until the Monthly Rent is established under the Build to Suit Agreement, the Monthly Rent shall be deemed to equal that amount designated from time to time in writing by Landlord to Tenant as Landlord's reasonable estimate of the amount of Monthly Rent that will be established under the Build to Suit Agreement upon completion of the construction of the Building (collectively, the "Estimated Monthly Rent"), based upon Landlord's estimate of the Development Costs (as defined in the Build to Suit Agreement) that have been or will be incurred in constructing the Building. Upon the final establishment of the initial Monthly Rent in accordance with the Build to Suit Agreement, Landlord and Tenant shall each execute an addendum to this Lease setting forth the initial Monthly Rent under this Lease. If as of the date the initial Monthly Rent under this Lease is established (the "Rent Establishment Date"), the aggregate amount of Estimated Monthly Rent previously paid by Tenant exceeds the aggregate amount of Monthly Rent payable under this Lease from the Commencement Date to the Rent Establishment Date, then Landlord may elect, in its sole discretion, to either refund such excess to Tenant within thirty (30) days after the Rent Establishment Date, or offset such overpayment against Rent due or remaining due under this Lease. If as of the Rent Establishment Date the aggregate amount of Estimated Monthly Rent previously paid by Tenant is less than the aggregate amount of Monthly Rent payable under this Lease from the Commencement Date to the Rent Establishment Date, then Tenant shall pay the deficiency to Landlord within thirty (30) days after the Rent Establishment Date.

               Monthly Rent shall be paid in advance, on the first day of each calendar month during the Term, without abatement, deduction, claim, offset, prior notice or demand. Tenant shall pay to Landlord an amount equal to one (1) month's advance payment of Monthly Rent for the Premises upon the execution of this Lease by Landlord and Tenant. Additionally, Tenant shall pay, as and with the Monthly Rent, the management fee described in Paragraph 5.C., Tenant's Percentage Share of Common Area Maintenance Costs pursuant to Paragraph 5.D, the Real Property Taxes and Impositions payable by Tenant pursuant to Paragraph 15, and the monthly cost of insurance premiums required pursuant to Paragraph 21.C.

               B. Adjustments to Monthly Rent. The Monthly Rent may be adjusted at any time during the Term in accordance with the provisions of Paragraph 2.1.1 of Exhibit D to the Build to Suit Agreement. In addition, the Monthly Rent shall be increased, but not decreased, as of the first day of the month which is twenty-five (25) months from the Commencement Date and every twenty-four (24) months thereafter during the Term (including without limitation the Extended
Term) (each, an "Adjustment Date") by the greater of (i) the percentage increase in the Index from the previous Adjustment Date (or, for the first Adjustment Date, from the Commencement Date), up to a maximum of sixteen percent (16%), or
(ii) seven percent (7%). If, however, the last Adjustment Date occurs at any time after the first day of a calendar month, the first Adjustment Date shall be the first day of the immediately following calendar month. On each Adjustment Date, the total aggregate amount of Monthly Rent then in effect shall be multiplied by the greater of (x) the lesser of (A) a fraction, the numerator of which is the Index published most recently before the applicable Adjustment Date, and the denominator of which is the Index published most recently before the prior Adjustment Date (or, in the case of the first Adjustment Date, the Index published most recently before the Commencement Date), or (B) one hundred sixteen percent (116%), or (y) one hundred seven percent (107%); and the corresponding product shall be the Monthly Rent in effect until the next Adjustment Date. In no event shall the Monthly Rent in effect after an Adjustment Date be less than one hundred seven percent (107%) of the Monthly Rent in effect immediately prior to such Adjustment Date. If no Index is published for either of the months set forth above, the Index for the next preceding month shall be used.

               C. Management Fee. Tenant shall pay to Landlord monthly, as Additional Rent, a management fee equal to three and one-half percent (3.5%) of the then Monthly Rent.

               D. Common Area Maintenance Costs.

                      (i) Estimated Payments. Commencing on the Commencement Date and continuing throughout the entire Term, Tenant shall pay Tenant's Percentage Share of all Common Area Maintenance Costs paid or payable by Landlord in each year; provided, however, that Tenant shall pay one hundred percent (100%) of those Common Area Maintenance Costs arising from Landlord's performance of its obligations under Paragraphs 17.A and Tenant's obligations under Paragraph 17.D. Before commencement of the Term and during December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of amounts payable under this Paragraph 5.D.(i) for the ensuing calendar year. Such notice shall show in reasonable detail the basis on which the estimate was determined. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable under this Paragraph 5.D.(i) for the current calendar year will vary from its then-current estimate by more than five percent (5%), Landlord may, in its sole discretion, by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate. Landlord's election not to give the notice described in the foregoing sentence shall not affect Landlord's ability to charge Tenant for, nor Tenant's liability to pay for, any shortfall in the estimated payments for such calendar year previously made by Tenant, as set forth in Paragraph 5.D.(ii).

                      (ii) Adjustment. Within one hundred twenty (120) days after the close of each calendar year or as soon after such 120-day period as reasonably practicable, Landlord shall deliver to Tenant a reasonably detailed statement of Common Area Maintenance Costs for such calendar year, certified by Landlord or its property manager, subject to Tenant's right to audit as hereinafter provided. At that time, Landlord shall also deliver to Tenant a statement, certified as correct by Landlord, of the adjustments to be made pursuant to Paragraph 5.D.(i) above. If Landlord's statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord may elect, in its sole discretion, to either refund such excess to Tenant within thirty (30) days after delivery of the statement, or offset such overpayment against Rent due or remaining due under this Lease; provided that if no Rent remains due, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If such statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

                      (iii) Last Year. If this Lease shall terminate on a day other than the last day of a calendar year, the adjustment in Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 5.D.(ii) to be performed after such termination.

                      (iv) Audit. Within one hundred eighty (180) days after receipt of Landlord's statement of Common Area Maintenance Costs as provided in Paragraph 5.D.(ii), Tenant or its designee, on not less than five (5) days' prior written notice to Landlord, shall have the right to, at Tenant's sole cost and expense, audit, examine and copy Landlord's books and records with respect to the Common Area Maintenance Costs for the calendar year pertaining to the year for which the Landlord's statement pertains. Landlord shall cooperate with Tenant in any such examination of its books and records.

               E. Additional Rent. All monies required to be paid by Tenant under this Lease, including, without limitation, the Tenant Improvement costs pursuant to Exhibit B, the management fee described in Paragraph 5.D, Tenant's Percentage Share of Common Area Maintenance Costs pursuant to Paragraph 5.D, Real Property Taxes and Impositions pursuant to Paragraph 15, and the monthly cost of insurance premiums required pursuant to Paragraph 21.C, shall be deemed Additional Rent.

               F. Prorations. If the Commencement Date or the Second Half Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a 30-day month shall be paid for the fractional month during which such date occurs or the Lease terminates.

               G. Interest. Any amount of Rent or other charges provided for under this Lease due and payable to Landlord which is not paid when due shall bear interest at the Interest Rate from the date that is (i) five (5) days after the date such Rent is due until such Rent is paid, or (ii) ten (10) days after Tenant receives written notice from Landlord that any other charge provided for under this Lease (other than Rent) is due and payable, until such other charge is paid.

        6.     Late Payment Charges.

               Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant (excluding late release of the Set-Aside Funds pursuant to the Work Letter) is not received by Landlord within three (3) days after the date such Rent or other charge is due, Tenant shall pay to Landlord an additional sum equal to seven percent (7%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:

------------------------                                ------------------------
Landlord                                                Tenant

        7.     Security Deposit.

               A. Deposit Required. Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, an amount equal to three (3) payments of the Estimated Monthly Rent under this Lease, as the "Security Deposit" for the full and faithful performance of every provision of this Lease to be performed by Tenant. Effective as of the Rent Establishment Date, the Security Deposit shall be adjusted (if necessary) to equal three (3) payments of the initial Monthly Rent under this Lease. If as of the Rent Establishment Date the Estimated

Monthly Rent exceeds the initial Monthly Rent as determined under Paragraph 5.A above, then Landlord shall refund to Tenant, within thirty (30) days after the Rent Establishment Date, any overpayment of the Security Deposit. If as of the Rent Establishment Date the Estimated Monthly Rent is less than the initial Monthly Rent as determined under Paragraph 5.A above, then Tenant shall increase the Security Deposit by paying the deficiency in the Security Deposit to Landlord within thirty (30) days after the Rent Establishment Date. For the purposes of this Lease, the term "Security Deposit" shall include the initial sum deposited by Tenant as the Security Deposit and any other sum deposited by Tenant as the Security Deposit and any other sum deposited by Tenant towards the Security Deposit pursuant to this Paragraph 7.A. At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C"). Landlord shall not be required to segregate the Security Deposit from Landlord's general funds; Landlord's obligations with respect to the Security Deposit shall be those of a debtor and not a trustee, and Tenant shall not be entitled to any interest on the Security Deposit. Invocation by Landlord of its rights hereunder shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant under this Lease.

                      (i) Reduction or Replacement. So long as Tenant has not committed any default under this Lease, then if Tenant can demonstrate to the reasonable satisfaction of Landlord that Tenant has maintained a Fixed Charge Ratio of at least 1.25 to 1 for a period of four (4) consecutive fiscal years at any time after the Commencement Date, then Tenant may elect to reduce the Security Deposit to a sum equal to the then-current amount of Monthly Rent. For the purposes of this Paragraph 7, in order for Tenant to demonstrate that it has maintained the required Fixed Charge Ratio for the fiscal year or years in question, Tenant must at a minimum deliver to Landlord an audited financial statement of Tenant, showing that Tenant has maintained the required Fixed Charge Ratio for the fiscal year or years in question.

               If Tenant is entitled to and does elect to reduce the amount of the Security Deposit pursuant to this Paragraph 7.A.(i), and Tenant delivers to Landlord written notice of its election to so reduce the amount of the Security Deposit and the financial statement described in the foregoing grammatical paragraph, then either (x) if the Security Deposit is in the form of cash, Landlord shall pay to Tenant the excess amount of the Security Deposit, without interest, within thirty (30) days after Landlord's receipt of such notice and statement; or (y) if the Security Deposit is in the form of an L-C, then Tenant may, not less than ten (10) days after Landlord's receipt of such notice and statement, replace the L-C with an L-C in an amount equal to the reduced amount of the Security Deposit.

                      (ii) Consequences of Default. If Tenant defaults with respect to any provision of this Lease, after the expiration of any applicable cure or grace periods expressly provided for in this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of a cash Security Deposit is so applied, or any portion of an L-C posted as the Security Deposit, if applicable, is drawn upon, by Landlord for such purposes, Tenant shall either, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or deposit a replacement L-C with Landlord in the amount of the original L-C. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease.

                      (ii) Form of L-C. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months and shall be in a form and with such content reasonably acceptable to Landlord. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Paragraph, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. Drawing upon the L-C shall be conditioned upon the presentation to the issuer of the L-C of a certified statement executed by a general partner of Landlord that (i) Tenant is in default under the Lease and Landlord is exercising its right to draw upon so much of the L-C as is necessary to cure Tenant's default, or (ii) Tenant has not renewed or replaced an expiring L-C as required by this Lease and Landlord is authorized to draw upon the L-C prior to its expiration. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

        8.     Holding Over.

               If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be at sufferance only, and shall not constitute a renewal or extension for any further term. If Tenant remains in possession after the expiration of the Term, either with or without Landlord's consent, Rent shall be payable at a rental equal to one hundred thirty percent (130%) of the Monthly Rent payable during the last month of the Term (which rental shall be due and payable at the same time as Monthly Rent is due under this Lease), and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such holdover tenancy shall be subject to every other term, condition, and covenant contained herein; provided, however, that neither the Holdover Option (as defined below) nor Landlord's obligations under the Work Letter shall be of any force or effect during any such holdover tenancy.

        9.     Tenant Improvements.

               Landlord agrees to construct the Tenant Improvements pursuant to the terms of Exhibit B.

        10.    Condition of Premises.

               A. Capital Improvements. Landlord shall complete the Capital Improvements in accordance with the terms of Exhibit B; provided, however, that the construction of the shell and core of the Building shall be governed by the terms of the Build to Suit Agreement. Except for its obligation to perform the Capital Improvements and the Tenant Improvements as set forth in this Lease and the Work Letter, Landlord shall have no obligation whatsoever to do any work or perform any improvements whatsoever to any portion of the Premises or the Building.

               B. Acceptance of Premises. Within ten (10) days after completion of the Tenant Improvements Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch list of items needing additional work. Other than the items specified in the punch list, if any, and subject to Landlord's representations and warranties described below, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the Premises caused by Tenant's move-in shall be repaired or corrected by Tenant, at its sole cost and expense, which repair or corrective work shall not be paid for out of the Tenant Improvements Allowance. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or Landlord's Agents agreed to undertake any Alterations or construct any Improvements to the Premises except as expressly provided in this Lease. If Tenant fails to submit a punch-list to Landlord within such 10-day period, it shall be deemed that there are no Improvement items needing additional work or repair. Landlord's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

        11.    Use of the Premises and Common Area.

               A. Tenant's Use. Tenant shall use the Premises only for general office, research and development, marketing, sales, and storage related to such activities, and any other legal use consistent with any CC&Rs. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by a licensed structural engineer or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow waste materials or refuse to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building, except on a temporary basis.

               B.     Hazardous Materials.

                      (i) Hazardous Materials Defined. As used herein, the term "Hazardous Materials" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (a) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (b) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (c) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or any asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

                      (ii) Environmental Laws Defined. In addition to the laws referred to in Paragraph 11.B.(i) above, the term "Environmental Laws" shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C.
Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

                      (iii) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, Tenant shall not use, or permit the use of, nor store, generate, treat, manufacture or dispose of Hazardous Materials on, from or under the Premises (individually and collectively, "Hazardous Use") except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to use and store only those Hazardous Materials which are (a) set forth in a list prepared by Tenant and approved in writing by Landlord, which shall be deemed given with respect to the Approved Hazardous Materials (hereinafter defined), (b) necessary for Tenant's business, but then only in the amounts and for the purposes previously disclosed in writing to and approved in writing by Landlord, and (c) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. All Hazardous Materials approved in writing by Landlord as provided in the preceding sentence shall collectively be referred to as the "Approved Hazardous Materials". Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a list of the Approved Hazardous Materials. Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. For the purposes of this Paragraph 11.B.(iii), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant, any Subtenant occupying all or any portion of the Premises during the Term, or any of their directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, "Tenants Parties"), whether known or unknown to Tenant, occurring during the Term of this Lease. The term "Tenant's Parties" shall not include any tenants of the Project other than Tenant, except that the term "Tenant's Parties" shall include any Subtenant occupying all or any portion of the Premises during the Term.

                      (iv) Hazardous Materials Report; When Required. Tenant shall submit to Landlord a written report with respect to Hazardous Materials ("Report") in the form prescribed in Paragraph 11.B.(v) below on the following dates:

                             (a) At any time within ten (10) days after written
request by Landlord, and

                             (b) At any time when there has been a violation of
any Environmental Law, or in connection with any proposed request for Landlord's consent to any change in the list of Approved Hazardous Materials or for an increase in the intensity of usage or storage of such Approved Hazardous Materials.

                      (v) Hazardous Materials Report; Contents. The Report shall contain, without limitation, the following information:

                             (a) Whether on the date of the Report and (if
applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Premises, other than the use of Approved Hazardous Materials.

                             (b) If there was such Hazardous Use, the exact
identity of the Hazardous Materials (other than the Approved Hazardous Materials), the dates upon which such materials were brought upon the Premises, the dates upon which such Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                             (c) If there was such Hazardous Use, any
governmental permits maintained by Tenant with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

                             (d) If there was such Hazardous Use, any
governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

                             (e) If there was such Hazardous Use, identification
of any operation or business plan prepared for any government agency with respect to Hazardous Use.

                             (f) Any liability insurance carried by Tenant with
respect to Hazardous Materials, if any, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                             (g) Any notices of violation of Environmental Laws,
written or oral, received by Tenant from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

                             (h) Any knowledge, information or communication
which Tenant has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Tenant or with respect to the Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Tenant or the Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Premises; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Premises. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Tenant.

                             (i) Such other pertinent information or documents
as are reasonably requested by Landlord in writing.

                      (vi) Release of Hazardous Materials; Notification and Cleanup.

                             (a) At any time during the Term, if Tenant knows or
believes that any release of any Hazardous Materials has come or will come to be located upon, about or beneath the Premises, then Tenant shall immediately, either prior to the release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord.

                             (b) At its sole cost and expense, Tenant covenants
to investigate, clean up and otherwise remediate any release of Hazardous Materials which were caused or created by Tenant or any of Tenant's Parties. Such investigation, clean-up and remediation shall be performed only after Tenant has obtained, if practicable, Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean-up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

                             (c) Notwithstanding the foregoing, Landlord shall
have the right, but not the obligation, in Landlord's sole and absolute discretion, exercisable by written notice to Tenant, to undertake within or outside the Premises all or any portion of any reasonable investigation, clean-up or remediation with respect to any Hazardous Use of such Hazardous Materials by Tenant or any of Tenant's Parties (or, once having undertaken any of such work, to cease same, in which case Tenant shall perform the work), all at Tenant's sole cost and expense, which shall be paid by Tenant as Additional Rent within ten (10) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord); provided, however, that Tenant's obligation to pay for such work shall only be applicable if Tenant fails to perform its obligations under this Paragraph 11 (including without limitation the obligations described in Paragraph 11.B.(vi)(b)). No such work by Landlord shall create any liability on the part of Landlord to Tenant or any other party in connection with such Hazardous Materials by Tenant or any of Tenant's Parties or constitute an admission by Landlord of any responsibility with respect to such Hazardous Materials.

                             (d) It is the express intention of the parties
hereto that Tenant shall be liable under this Paragraph 11.B.(vi) for any and all conditions covered hereby which were or are caused or created by Tenant or any of Tenant's Parties, whether occurring prior to, on, or after the Commencement Date. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (x) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (y) obtaining Landlord's written consent, which shall not be unreasonably withheld.

                      (vii) Inspection and Testing by Landlord. Landlord shall have the right at all times during the Term of this Lease to (a) inspect the Premises, as well as such of Tenant's books and records pertaining to the Premises and the conduct of Tenant's business therein, and to (b) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Paragraph 11.B. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations in accordance with Paragraph 19, shall provide Tenant with a work plan describing any testing that shall be performed at the Premises, and shall use reasonable efforts to minimize interference with the conduct of Tenant's business at the Premises caused by any such inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant. Neither any action nor inaction on the part of Landlord pursuant to this Paragraph 11.B.(vii) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and liabilities incurred pursuant to Paragraph 11.B hereof.

                      (viii) Indemnity. Tenant shall indemnify, defend, protect, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord, Landlord's Agents, and Landlord's officers, directors, shareholders, partners, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Losses (as defined below), whenever such Losses arise, arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Paragraph 11.b, including, without limitation, the Environmental Laws, whether such violation or alleged violation occurred prior to, on, or after the Commencement Date; (b) any breach of the provisions of this Paragraph 11.b by Tenant or any of Tenant's Parties; or (c) any Hazardous Use on, about or from the Premises by Tenant or any of Tenant's Parties of any Hazardous Materials (whether or not approved by Landlord under this Lease), whether such Hazardous Use occurred prior to, on, or after the Commencement Date. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of

Landlord's interest in the Premises, damages for the loss of restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

                      (ix) Survival. The provisions of this Paragraph 11.b shall survive the expiration or earlier termination of this Lease.

               C. Special Provisions Relating to The Americans With Disabilities Act of 1990.

                      (i) Allocation of Responsibility to Landlord. As between Landlord and Tenant, Landlord shall be responsible that the Common Area owned by Landlord complies with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that to the extent such requirements arise from the construction of any Alterations to the Premises made by or on behalf of Tenant, then as between Landlord and Tenant, Tenant shall be responsible that the Common Area complies with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance.

                      (ii) Allocation of Responsibility to Tenant. Except as expressly provided in the Work Letter, as between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (and all modifications made by Tenant of access to the Premises from the street), and all alterations and improvements in the Premises (including without limitation the Tenant Improvements), and Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Tenant shall not make any such alterations or improvements except upon Landlord's prior written consent (which shall not be unreasonably withheld) pursuant to the terms and conditions of this Lease. If Tenant fails diligently to take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent. Tenant shall be entitled to utilize the Tenant Improvements Allowance to pay for the cost of any improvements required by ADA that are triggered by the construction of the Tenant Improvements.

                      (iii) General. Notwithstanding anything in this Lease contained to the contrary, no act or omission of either party, including any approval, consent or acceptance by it or its agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by it that the other party has complied with the ADA as provided under Paragraphs 11.C.(i) or 11.c.(ii) or that any action, alteration or improvement by it complies or will comply with the ADA as provided under Paragraphs 11.c.(i) or 11.c.(ii) or constitutes a waiver by it of the other party's obligations to comply with the ADA under Paragraphs 11.c.(i) or 11.c.(ii) of this Lease or otherwise. Any failure of either party to comply with its obligations of the ADA under Paragraphs 11.c.(i) or 11.c.(ii) shall not relieve such party from any obligations under this Lease or in the case of Landlord's failure to comply under Paragraph 11.c.(i), constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

               D. Use and Maintenance of Common Area. Tenant and its employees and invitees shall have the non-exclusive right to use the Common Area in common with other persons during the Term of this Lease, subject to the CC&Rs and such reasonable rules and regulations as may from time to time be deemed necessary or advisable in Landlord's reasonable discretion for the proper and efficient operation and maintenance of the Common Area. Such rules and regulations may include, among other things, the hours during which the Common Area shall be open for use. Landlord shall maintain and operate the Common Area from time to time owned by Landlord in good condition, provided that any damage thereto, other than normal wear and tear, occasioned by the act of Tenant or its employees or invitees shall be paid by Tenant upon demand by Landlord.

        12.    Quiet Enjoyment.

               Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

        13.    Alterations.

               A. Alteration Rights. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations (which shall not include any modifications to the mechanical or electrical systems of the Building, nor any penetration of the Building's roof) not exceeding Ten Thousand Dollars ($10,000.00) in aggregate cost during any period of twelve (12) consecutive months, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

                      (i)  Alterations to the exterior of the Building;

                      (ii)  Alterations to the roof of the Building; and

                      (iii) Alterations visible from outside the Building, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

               B. Performance of Alterations. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property, and Tenant shall not remove any Alterations from the Premises unless Tenant has first obtained Landlord's written consent to such removal. Landlord may require Tenant to remove, at Tenant's expense, any Alterations from the Premises at the expiration or earlier termination of this Lease; provided, however, that at the time any Alterations are constructed, Tenant shall have the right to request Landlord's written approval (which shall not be unreasonably withheld or delayed) that Landlord will not require the removal of such Alterations at the expiration or earlier termination of this Lease. Notwithstanding Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

               C. Trade Fixtures. Landlord acknowledges that Tenant may lease from or finance with a third party (collectively, a "Trade Fixture Lessor") all or a portion of Tenant's Personal Property. Landlord shall duly execute and properly deliver any waivers or consents which may reasonably be required by any proposed Trade Fixture Lessor in connection with the leasing or financing of such Tenant's Personal Property, so long as such waivers and consents shall include the following: (i) the Trade Fixture Lessor shall agree to repair any damage to the Premises caused by the Trade Fixtures Lessor's removal of Tenant's Personal Property from the Premises, and (ii) Landlord's waiver and consent shall be of no force or effect after the thirtieth (30th) day following the end of the Term or earlier termination of this Lease.

        14.    Surrender of the Premises.

               Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the date of substantial completion of the Improvements, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the expiration or earlier termination of this Lease, Landlord may retain such Alterations and Tenant's Property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such Alterations and Tenant's Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify Landlord and Landlord's Agents against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

               Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

        15.    Impositions and Real Property Taxes.

               A. Payment by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after receipt of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Monthly Rent to account for Landlord's payment of such Imposition, the Monthly Rent payable to Landlord shall be increased so that the amount of such increased Monthly Rent, together with any accompanying increases in the Real Property Taxes payable by Tenant with respect to such Imposition, are sufficient to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. In addition, on or before April 10 and December 10 of each year of the Term, Tenant shall pay directly to the San Mateo County assessor the Real Property Taxes for the Premises as set forth on the assessors tax bill for the Premises. If, however, the Premises are not a separate parcel for tax purposes but constitute a portion of a larger tax parcel or parcels, the Real Property Taxes payable by Tenant under this Lease shall be a percentage of the Real Property Taxes payable for such parcel or parcels, which percentage shall be determined by dividing the Rentable Area of the Building by the total Rentable Area of all buildings on such parcel or parcels and multiplying the result by 100, which Real Property Taxes shall be payable by Tenant to Landlord monthly as part of the Common Area Maintenance Costs.

                      (i) Tax Parcels. If Landlord determines in its reasonable discretion that the configuration of tax parcels within the Project (including without limitation the tax parcel on which the Premises is situated) causes the allocation of Real Property Taxes between the affected tax parcels to be unfair or inequitable, Landlord reserves the right to internally reallocate the Real Property Taxes assessed against such affected tax parcels in a manner that reasonably addresses such unfairness or inequity. If Landlord effects any such reallocation, then the Real Property Taxes payable by Tenant under this Lease shall be those Real Property Taxes allocated to the Premises pursuant to this Paragraph 15.A.(i).

                      (ii) Payment. Promptly following payment of the Real Property Taxes, Tenant shall provide Landlord with copies of paid receipts or other documentary evidence that the Real Property Taxes have been paid by Tenant. If Tenant fails to pay the Real Property Taxes on or before April 10 and December 10, respectively, or if Tenant fails to pay its share of Real Property Taxes as part of the Common Area Maintenance Costs, Tenant shall pay to Landlord any penalty incurred by such late payment. In addition, Tenant shall pay any Real Property Tax not included within the county tax assessor's tax bill within ten (10) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the county as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay the Real Property Taxes for the Premises shall be at least ten
(10) days prior to the new delinquency dates. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for the purposes of this Lease.

               B. Taxes on Tenant Improvements and Personal Property. Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the Premises and the real property or Personal Property of Landlord.

               C. Proration. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 360-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises on all or any portion of the Project, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises or such portion of the Project, as applicable.

        16.    Utilities and Services.

               Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pick-up, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utility, material or service is not separately charged or metered to any portion of the Premises, Tenant shall pay to Landlord, within ten
(10) days after written demand therefor, Tenant's pro rata share of the total cost thereof as may be determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the gross negligence or willful misconduct of Landlord. Tenant shall have the right to contract directly with vendors for janitorial and maintenance services, provided such vendors must be approved in advance by Landlord, which approval shall not be unreasonably withheld; and provided further, that Tenant shall have no right to contract with any vendor to maintain the Building's HVAC system, which shall be the sole responsibility of Landlord as set forth in Paragraph 17.A.

        17.    Repair and Maintenance.

               A. Landlord's Obligations. Landlord shall keep in good order, condition and repair the structural parts of the Building, which structural parts consist only of the foundation, subflooring, exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceilings, and plate glass), and roof of the Building, and all plumbing and electrical facilities leading up to (but not situated within) the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease. Landlord shall keep in good order, condition, repair and maintenance the Building's HVAC system and roof, and shall maintain an HVAC system preventive maintenance service contract from a qualified vendor for the purpose of maintaining the Building's HVAC system, and a roof maintenance service contract from a qualified vendor for the purpose of maintaining the Building's roof. Landlord shall determine in its sole discretion whether any such vendor is qualified. Any and all costs of any maintenance or repair of the HVAC system or the roof (including without limitation the cost of maintaining HVAC system preventative maintenance contracts and roof maintenance service contracts) shall be included in the Common Area Maintenance Costs payable solely by Tenant for the year in which such cost is incurred. Landlord may elect, in its sole discretion, to paint the exterior of the Building and/or to replace or perform capital improvements to any area or aspect of the Building which Landlord is required keep in good order, condition and repair. If Landlord decides, in its sole discretion, to replace the roof of the Building during the Term, then the cost of so replacing the roof, together with interest at the Interest Rate, shall be amortized on a straight-line basis over the useful life of the roof (as determined by Landlord in its sole discretion) (the "Useful Life"), and the entire amount of such amortized costs and interest shall be included in the monthly Common Area Maintenance Costs payable solely by Tenant during the entire period over which such costs are amortized, until Tenant has paid to Landlord that proportion of the total amount of such amortized costs equal to (a) the number of months remaining during the Term as of the date such roof replacement was completed, divided by (b) the number of months of the Useful Life; provided that in no event shall such proportion exceed one hundred percent (100%). For the purposes of example only and not by way of limitation, if the Building's roof is replaced twenty-four (24) months before the end of the Term, at a cost of Fifty Thousand Dollars ($50,000.00), and the Useful Life is one hundred twenty (120) months, then (a) the cost of such replacement shall be amortized at the rate of Four Hundred Sixteen and 67/100ths Dollars ($416.67) per month, with interest at the Interest Rate, and (b) the amount to be included in the monthly Common Area Maintenance Costs payable solely by Tenant for the balance of the Term shall equal Four Hundred Sixteen and 67/100ths Dollars ($416.67), with interest at the Interest Rate, until Tenant has paid to Landlord a total aggregate amount of Ten Thousand Dollars

($10,000.00), together with interest at the Interest Rate, towards such amortized costs (i.e., Fifty Thousand Dollars ($50,000.00) multiplied by [Twenty-Four (24) months divided by One Hundred Twenty (120) months]). If Tenant exercises an Option to Extend, the total length of the Term (i.e., the initial Term and each Extended Term) shall be utilized to calculate the maximum amount of such amortized costs that shall be includable in the monthly Common Area Maintenance Costs payable solely by Tenant pursuant to this Paragraph 17.A.

               It is the express intent of the parties that except as specifically set forth in this Paragraph 17.A, Landlord shall have no obligation whatsoever to repair or maintain the Building, and that Tenant shall be responsible for performing all repair, operation, and maintenance of the Building except for those tasks specifically described in this Paragraph 17.A.

               B. Tenant's Obligations. Tenant shall at all times and at its sole cost and expense clean, keep and maintain in good order, condition and repair (and replace, if necessary) every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.A. Tenant's repair and maintenance obligations shall include without limitation all plumbing and electrical facilities situated within the Building, fixtures, interior walls and ceiling, floors, windows, window frames, doors, entrances, plate glass, showcases, skylights, all lighting fixtures, lamps, fans and any exhaust equipment and systems, all mechanical systems (but not the HVAC system), any automatic fire extinguisher equipment within the Building, all security systems and alarms, all electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Building or the Premises. Tenant shall also be responsible for all pest control within the Premises.

               C. Conditions Applicable to Repairs. All repairs, replacements and reconstruction made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense, in a good and workmanlike manner and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors approved in advance by Landlord, (iii) so that the repairs, replacements or reconstruction shall be at least equal in quality, value and utility to the original work or installation,
(iv) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, and (v) in accordance with any rules and regulations for the Building as may be adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

               D. Landlord's Rights. If Tenant fails to perform Tenant's obligations under Paragraph 17.B, Landlord may in its sole discretion give Tenant notice of such work as is reasonably required to fulfill such obligations. If Tenant fails to commence the work within thirty (30) days after receipt of such notice and diligently prosecute the work to completion, then Landlord shall have the right (but not the obligation) to do such acts or expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant to Landlord promptly after demand with interest at the Interest Rate. Landlord shall have no liability to Tenant for any damage to, or interference with Tenant's use of, the Premises, or inconvenience to Tenant as a result of performing any such work.

               E. Compliance with Governmental Regulations. Tenant shall, at its sole cost and expense, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) applicable to the Premises or the Building.

        18.    Liens.

               Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby agrees to indemnify, defend, protect and hold Landlord and Landlord's Agents harmless from and against any and all loss, claim, damage, liability, cost and expense, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or any such other notice(s) as Landlord may deem appropriate. If Tenant fails to so remove any such lien within the prescribed ten 10-day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

        19.    Landlord's Right to Enter the Premises.

               Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and real estate "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Landlord's obligations under this Lease, to discharge Tenant's obligations under this Lease when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants.

        20.    Signs.

               Subject to Tenant obtaining all necessary approvals from the City of Redwood City and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval may be withheld only in Landlord's commercially reasonable judgment, Tenant shall have the exclusive right to install identification signage on the exterior of the Building, so long as such signage complies with Landlord's project sign program. Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the Building or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. Any changes to the size, design, color or other physical aspects of Tenant's identification sign(s) shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of Tenant's sign(s) and their installation, maintenance and removal shall be Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or, if Tenant fails to remove its sign(s) upon termination of this Lease, Landlord may do so at Tenant's expense and the amounts expended by Landlord in doing so shall be immediately payable by Tenant to Landlord as Additional Rent.

        21.    Insurance.

               A. Indemnification. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises; (B) the use, storage, release or disposal by Tenant or Tenant's employees, agents, contractors, licensees or invitees, of any Hazardous Materials in or about the Premises or any other portion of the Project; (C) any other occurrence or condition in or on the Premises; and (D) acts, neglect or omissions of Tenant, its officers, directors, agents, employees, invitees or licensees in or about any portion of the Project. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this Section 21.A shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord. The obligations assumed by Tenant herein shall survive this Lease. Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees; provided, however, that Landlord shall not undertake any unilateral action or settlement so long as Tenant or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Landlord's assets, reputation or business affairs.

               B. Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

                      (i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, and products liability, which policy shall name

Landlord and Landlord's Agents as additional insureds and shall contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord with respect to any damage, loss, liability or expense covered by Tenant's indemnity obligations under Paragraph 21.A of the Lease."

                      (ii) Causes of loss-special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property. Notwithstanding the foregoing, Tenant shall have the right, at its election, to self-insure with respect to any loss or damage to Tenant's Personal Property.

                      (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

                      (iv) Workers compensation insurance in the manner and to the extent required by applicable law and with limits of liability not less than the minimum required under applicable law, covering all employees of Tenant having any duties or responsibilities in or about the Premises.

               C. Premises Insurance. During the Term Landlord shall maintain causes of loss-special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements. Such insurance shall also include insurance against loss of rents, including, at Landlord's option, coverage for earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord monthly, as Additional Rent, for one-twelfth (12th) of the annual cost of such insurance on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the insurance premiums are increased after the Commencement Date for any reason, including without limitation due to an increase in the value of the Building or its replacement cost, or due to Tenant's use of the Premises or any improvements installed by Tenant, Tenant shall pay such increase within ten (10) days of notice of such increase. Landlord may, in its sole discretion, maintain the insurance coverage described in this Paragraph 21.C as part of an umbrella insurance policy covering other properties owned by Landlord. Notwithstanding the foregoing, so long as the original Landlord under this Lease continues to be the Landlord under this Lease, and subject to the following conditions, Tenant may elect to carry the insurance required by this Paragraph 21.C if Tenant is able to obtain the coverage required hereunder at a cost less than that charged by Landlord's insurer. Tenant's right to carry such insurance shall be subject to the following conditions: (i) all Holders, defined below, shall have approved Tenant's right to carry such insurance, (ii) such insurance shall name Landlord, and all parties designated by Landlord, as additional insureds, and (iii) such insurance shall provide Landlord with at least the same coverage and rights as Landlord would be entitled to receive if Landlord had obtained such insurance.

               D. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

               E. Failure to Maintain. If Tenant fails to maintain any insurance coverage that Tenant is required to maintain under this Paragraph 21, and Landlord incurs any liability to its insurance carrier arising out of Tenant's failure to so maintain such insurance coverage, then any and all loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon its receipt of a bill therefor and evidence of such loss. Nothing contained in this Paragraph 21.E shall be deemed to limit or affect any other remedies or rights available to Landlord under this Lease that arise from Tenant's failure to so maintain such insurance coverage.

               F. Insurance Requirements. All insurance shall be in a form satisfactory to Landlord and shall be carried in companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; and shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premiums thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance it is required to maintain under this Paragraph 21, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord therefor. Such reimbursement shall include all costs incurred by Landlord in obtaining such insurance including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

               G. Waiver and Release. Except to the extent due to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives as against and releases Landlord and Landlord's Agents from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Project, arising at any time and from any cause whatsoever (including without limitation any claim caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Project or their agents or employees; and any claim arising from any construction activities taking place in, upon or about the Premises and/or any other portion of the Project). Landlord and Landlord's Agents shall not be liable for any latent defect in the Premises.

        22.    Waiver of Subrogation.

               Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned by such waiving party to its property or the property of others under its control, to the extent that such loss or damage would be covered by any causes of loss-special form policy of insurance or its equivalent required to be or actually carried under Paragraph 21. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

        23.    Damage or Destruction.

               A. Landlord's Obligation to Rebuild. If all or any part of the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

               B. Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following events occur:

                      (i) insurance proceeds from the insurance Landlord is required to carry pursuant to Paragraph 21.C, or that Landlord actually carries, are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible; provided, however, that if Tenant pays to Landlord, in immediately available funds, within thirty (30) days after such casualty, any shortfall in such insurance proceeds, as reasonably determined by Landlord, then Landlord shall have no right to terminate the Lease pursuant to this item (i);

                      (ii) the Building cannot, with reasonable diligence, be fully repaired by Landlord within three hundred sixty (360) days after the date of the damage or destruction; or

                      (iii) the Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, Hazardous Materials and other similar dangers.

               If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination and except that Landlord shall return to Tenant the Security Deposit). If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

               Tenant shall have the right to terminate this Lease if the Building cannot, with reasonable diligence, be fully repaired within three hundred sixty (360) days from the date of damage or destruction. The determination of the estimated repair periods in this Paragraph 23 shall be made by an independent, licensed contractor or engineer within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

               C. Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements and shall not include any Alterations made by Tenant.

               D. Abatement of Rent. Rent shall be temporarily abated proportionately, during any period when, by reason of such damage or destruction there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement of Rent shall be proportional to the extent of such interference with Tenant's use of the Premises reasonably attributable to such damage or destruction (with the extent of such interference to be reasonably determined by Landlord), and shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to perform. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

               E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Building is destroyed or materially damaged during the last twelve (12) months of the Term (unless Tenant has properly exercised an Option to Extend), then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage, by delivery of written notice to the other party and, in such event, upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by Paragraphs 23.A and 23.B.

        24.    Condemnation.

               If title to all of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or so much thereof is so taken so that reconstruction of the Premises will not, in Landlord's sole discretion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph 24.

               If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease with respect to that portion of the Premises that is taken (except to the extent any provision of this Lease expressly survives termination and except that Landlord shall return to Tenant the Security Deposit). The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Common Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Common Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

               All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as compensation for diminution in value of the leasehold, the fee or otherwise, except that Tenant shall be entitled to any award allowed to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, for its moving costs, or for the loss of its good will. Except for the foregoing allocation, no award for any partial or entire taking of the Premises shall be apportioned between Landlord and Tenant, and Tenant assigns to Landlord its interest in the balance of any award which may be made for the taking or condemnation of the Premises, together with any and all rights of Tenant arising in or to the same or any part thereof.

        25.    Assignment and Subletting.

               A. Landlord's Consent. Subject to the provisions of Paragraph 25.G below, Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant, as such terms, conditions and covenants apply to the Sublet premises. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

               B. Tenant's Notice. If Tenant desires at any time to Sublet all or any portion of the Premises, Tenant shall first notify Landlord in writing of its desire to do so.

               C. Information to be Furnished. If Tenant desires at any time to Sublet all or any portion of the Premises, then Tenant shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed form of Sublet agreement containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

               D. Landlord's Alternatives. At any time within ten (10) days after Landlord's receipt of the information specified in Paragraph 25.C., Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; or (ii) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or applicable portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord, subject, however, at Landlord's election, to the condition that the following percentages of any excess of the Subrent (the "Excess Subrent") over the Rent required to be paid by Tenant under this Lease (or, if only a portion of the Premises is Sublet, the pro rata share of the Rent attributable to the portion of the Premises being Sublet) less reasonable attorneys' fees, leasing commissions, improvement costs required for such Sublet (which shall not include the cost of any trade fixtures, equipment or personal property) and other reasonable subletting costs paid by Tenant on the Sublet, shall be paid to Landlord. Tenant shall pay the following percentages of Excess Subrent to Landlord in the following circumstances: (i) to the extent the Excess Subrent (for the entire term of the applicable Sublet) is payable on a monthly basis (as opposed to one or more lump sums) and to the extent the Excess Subrent is less than or equal to $0.25/month/square foot of Rentable Area of the portion of the Premises being Sublet, then Tenant shall pay to Landlord one-third (1/3) of the Excess Subrent;
(ii) to the extent the Excess Subrent (for the entire term of the applicable Sublet) is payable on a monthly basis (as opposed to one or more lump sums) and to the extent the Excess Subrent is greater than $0.25/month/square foot of Rentable Area of the portion of the Premises being Sublet, then Tenant shall pay to Landlord fifty percent (50%) of the Excess Subrent; (iii) to the extent the Excess Subrent (for the entire term of the applicable Sublet) is not payable on a monthly basis, then Tenant shall pay to Landlord fifty percent (50%) of the Excess Subrent; and (iv) to the extent the Excess Subrent is applicable to any period during an Extended Term, then Tenant shall pay to Landlord fifty percent (50%) of the Excess Subrent.

               E. Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

               F. Parameters of Landlord's Consent. Landlord shall have the right to base its consent to any Sublet hereunder upon such factors and considerations as Landlord reasonably deems relevant or material to the proposed Sublet and the best interests of the Project's operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any Sublet hereunder if Tenant has not demonstrated that: (i) the proposed Subtenant is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (ii) the proposed Subtenant possesses sound and good business judgment, reputation and experience, and proven management skills in the operation of a business or businesses substantially similar to the uses permitted in the Premises under Paragraph 11.A; and (iii) the use of the Premises proposed by such Subtenant conforms to the permitted uses specified under Paragraph 11.a, and involves either no Hazardous Use or only such Hazardous Use as shall be acceptable to Landlord in its sole discretion.

               G. Permitted Transfers. Notwithstanding the provisions of Paragraph 25.A above, Tenant shall have the right to enter into a Sublet, and Landlord shall not withhold its consent thereto (provided that all of the conditions set forth in clauses (A) and (B) below shall be met), if such Sublet is one of the following "Permitted Transfers": (i) a Sublet to the surviving entity of a merger or consolidation involving the corporate entity constituting the Tenant under this Lease; or (ii) a Sublet to any subsidiary or Affiliate of the Tenant originally named in this Lease. However, the foregoing Permitted Transfers shall be exempt from the requirement of Landlord's consent only if all of the following conditions shall be met: (A) there shall be no change in the use or operation of the Premises; (B) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed transfer is a Permitted Transfer which is exempt from the requirement of Landlord's consent; and (C) as of the effective date of such Sublet, the proposed Subtenant has a net worth and net current assets equal to or greater than those of the original Tenant under this Lease as of the date of this Lease. No Sublet of the type described in this Paragraph 25.G, nor any other transfer of all or any portion of Tenant's interest in the Lease or the Premises, shall release Tenant of its obligations under this Lease.

        26.    Default.

               A. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

                      (i) If Tenant fails to pay within five (5) days after written notice from Landlord any Rent or any other sum required to be paid hereunder when due, including, without limitation, any Tenant Improvement costs payable by Tenant under Exhibit B; or

                      (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such 30-day period; provided, however, that where such failure could not reasonably be cured within the 30-day period, that Tenant shall not be in default if it commences such performance within the 30-day period and diligently thereafter prosecutes the same to completion; or

                      (iii) If Tenant assigns its assets for the benefit of its creditors; or

                      (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Tenant's Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                      (v)  If Tenant vacates or abandons the Premises; or

                      (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days; or

                      (vii) If Tenant fails to cure within any applicable grace period any default by Tenant under any of the Collateral Agreements.

               B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                      (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. Without limiting the foregoing, Landlord has the remedy set forth in Section 1951.4 of the California Civil Code.

                      (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Neither acts of maintenance, nor efforts to relet the Premises, nor the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's sole cost and expense and to recover from Tenant as damages:

                             (a) The worth at the time of award of the unpaid
Rent and other sums due and payable which had been earned at the time of termination; plus

                             (b) The worth at the time of award of the amount by
which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                             (c) The worth at the time of award of the amount by
which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                             (d) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                             (e) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

               The "worth at the time of award" of the amounts referred to in Paragraphs 26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 26.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                      (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this Paragraph 26.B.(iii) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

               C. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

        27.    Subordination.

               A. Subordination. This Lease is or may become subject and subordinate to underlying leases, mortgages, deeds of trust, easements, and CC&Rs (collectively, "Encumbrances") which may now or hereafter affect the Premises, and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (collectively, "Holder") shall require that this Lease be prior and superior thereto, within fifteen (15) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems reasonably necessary or desirable for such purposes. Subject to Paragraph 27.C below, Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within fifteen (15) days after Landlord's written request, Tenant shall execute any and all documents reasonably required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance (including, without limitation, subordination to all CC&Rs), including without limitation a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit E ("SNDA"). Subject to Paragraph 27.C below, if Tenant fails to do so, such failure shall constitute a default under this Lease, and it shall be deemed that this Lease is subordinated to such Encumbrance.

               B. Attornment. Notwithstanding anything to the contrary set forth in this Paragraph 27, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance; provided only, that so long as Tenant is not in default, any such purchasing or acquiring entity agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

               C. Non-Disturbance. Notwithstanding anything to the contrary in this Lease, if an Encumbrance, other than any CC&R's or Landlord's construction loan, is created after the execution of this Lease, as a condition to the subordination of this Lease thereto under Paragraph 27.A above, Landlord shall obtain from the Holder of such Encumbrance, other than CC&R's or the Holder of the construction loan, a SNDA in a form reasonably requested by such Holder. Without in any way limiting the type or form of SNDA that may be required by such Holder, Tenant hereby agrees that a SNDA in the form attached to this Lease as Exhibit G shall be reasonable. Only upon Landlord's delivery of a SNDA in the form of Exhibit G or in a form reasonably requested by the Holder, shall this Lease be automatically subject and subordinate to such Encumbrance, other than CC&R's or the construction loan.

        28.    Notices.

               Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by certified mail, facsimile, or overnight courier service. All notices or demands under this Lease shall be deemed given, received, made or communicated on the date personal delivery is effected; or, if sent by certified mail, on the delivery date or attempted delivery date shown on the return receipt; or, if sent by facsimile, on the date sent by the sender; or, if sent by overnight courier service, on the delivery date or attempted delivery date shown on such service's records. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. Either party may change its address by giving notice of same in accordance with this Paragraph 28.

        29.    Attorneys' Fees.

               If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, including without limitation any and all costs and expenses arising from (i) collection efforts, (ii) any appellate proceedings, and (iii) any bankruptcy, insolvency or arbitration proceedings.

        30.    Estoppel Certificates.

               Tenant shall within fifteen (15) days following written request by Landlord:

                      (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and
(d) such other matters as may be reasonably requested by Landlord. Tenant's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance, and (c) that no Rent has been paid in advance.

               If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

                      (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

        31.    Transfer of the Premises by Landlord.

               In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

        32.    Landlord's Right to Perform Tenant's Covenants.

               If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue after the expiration of any applicable grace or cure periods provided in this Lease, Landlord may, but shall not be obligated to (and without waiving or releasing Tenant from any obligation of Tenant under this Lease), make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest, expenses and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

        33.    Tenant's Remedy.

               Landlord shall never be personally liable under this Lease, and Tenant shall look solely to the net cash flow received by Landlord from its ownership of the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or for any such damages or judgment, and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all Encumbrances as specified in Paragraph 27 above.

        34.    Mortgagee Protection.

               If Landlord defaults under this Lease, Tenant shall give written notice of such default to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

        35.    Brokers.

               Landlord and Tenant acknowledge and agree that they have utilized the services of real estate brokers (with AMB Corporate Real Estate Advisors and Colliers Parrish representing Tenant, and BT Commercial representing Landlord) with respect to the transactions between Landlord and Tenant that are represented by this Lease. Tenant warrants and represents that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, causes of action, liability or costs, including reasonable attorney's fees, arising as a result of a breach of the foregoing warranty and representation. Nothing contained in this Paragraph 35 shall be deemed to obligate or require Landlord to pay any commission whatsoever to any real estate broker (including without limitation AMB and BT) with respect to this Lease; the payment of any such commission (if any) shall be governed by a separate written agreement between Landlord and the real estate broker or brokers in question. Tenant shall separately compensate AMB and Colliers Parrish for its services and no commission shall be payable to AMB and Colliers Parrish in connection with this Lease.

        36.    Acceptance.

               This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

        37.    Parking.

               Tenant shall have the non-exclusive right, in common with any other tenants or occupants of the Project, to use up to 3.33 unassigned parking spaces per each one thousand (1,000) square feet of Rentable Area in the Premises, upon terms and conditions, as may from time to time be reasonably established by Landlord; provided, however, that Tenant acknowledges and agrees that during the construction of the Parking Structure (as defined in the Build to Suit Agreement), the parking ratio for the Building may from time to time be less than 3.33 spaces per 1,000 square feet of Rentable Area. Should parking charges or surcharges of any kind be imposed on the parking facilities by a governmental agency, Tenant shall reimburse Landlord for such charges and/or surcharges or, if possible, shall pay such charges and/or surcharges directly to the governmental agency and, in such event, Tenant shall provide Landlord with proof that such charges and/or surcharges have been paid by Tenant. Parking on that portion of the Project cross-hatched on Exhibit C shall be subject such reciprocal easement agreements affecting the such portion of the Project as Landlord may adopt from time to time.

        38.    Right of First Offer to Purchase.

               During the term of this Lease, Landlord shall not sell fee title to the Building to any unaffiliated third party or parties, without first offering to sell the Building to Tenant upon the terms, covenants and conditions set forth in this Paragraph 38; provided, however, that as provided below this Paragraph 38 may cease to be of any force or effect prior to the expiration or earlier termination of the term of this Lease. Notwithstanding any provision of this Lease to the contrary, the provisions of this Paragraph 38 shall not apply to, and Tenant shall have absolutely no rights in connection with, any of the following: (i) any and all transfers of all or any portion of the Building, or any interest therein, by means of judicial foreclosure, trustee's sale, deed in lieu of foreclosure or similar conveyance, (ii) any and all transfers or conveyances of any ownership interests in Landlord or any of the parties or entities comprising Landlord (including without limitation transfers of partnership interests, membership interests, and shares of common and/or preferred stock), (iii) any and all transfers of tenancy-in-common interests in the Building by Landlord to, or by and among, the parties or entities comprising Landlord, (iv) the creation of any liens, encumbrances or security interests or the transfer of any interest in the Building for security purposes, and (v) the transfer of all or any portion of the Building, or any interest in the Building, to any Affiliate of Landlord or any partner, member or shareholder of Landlord.

               A. Notice of Sale. If at any time during the term of this Lease Landlord desires to sell fee title to the Building to an unaffiliated third party, Landlord shall give written notice to Tenant specifying the terms, covenants and conditions upon which Landlord is willing to sell the Building (the "Acceptable Sale Terms"). The notice shall constitute an irrevocable offer on the part of Landlord (subject to the conditions described in Paragraph 38.F below) to sell the Building to Tenant upon the Acceptable Sale Terms, and Landlord and Tenant shall have a period of thirty (30) days after Landlord's delivery of the notice within which to negotiate and agree upon the terms and conditions for the sale to Tenant of the Building (the "Sale Negotiation Period").

               B. Acceptance. If Tenant is interested in acquiring the Building, Tenant shall give Landlord written notice of such interest ("Notice of Interest I") within ten (10) days of Tenant's receipt of Landlord's notice (the "Purchase Response Period"), and Landlord and Tenant shall proceed to negotiate Tenant's purchase of the Building and the terms and conditions of purchase during the Sale Negotiation Period. Should the parties reach agreement on the terms and conditions of Tenant's acquisition of the Building within the Sale Negotiation Period, then Tenant shall acquire, on an all cash basis, in the manner set forth in Paragraph 38.G, fee title to the Building, together with any and all improvements situated thereon. Failure on the part of Tenant either to deliver a Notice of Interest to Landlord within the Purchase Response Period or to accept Landlord's offer to sell the Building within the Sale Negotiation Period shall each constitute Tenant's rejection of Landlord's offer to sell the Building.

               C. Rejection. If (i) Tenant informs Landlord within the Sale Response Period that Tenant does not desire to negotiate the acquisition of the Building, or (ii) after commencing negotiations, Landlord and Tenant do not reach agreement upon the terms and conditions of Tenant's purchase of the Building within the Sale Negotiation Period, or (iii) Tenant otherwise rejects Landlord's offer to sell the Building, then, in any such event (except as provided to the contrary in Paragraphs 38.D and 38.E), this Paragraph 38 shall no longer apply to the Building, and Landlord (and each and every subsequent owner of the Building) shall be free to offer to sell all or any portion of the Building (separately or together with any other parcel or parcels) to any third party or parties upon any terms whatsoever, including without limitation terms less favorable to Landlord than the Acceptable Sale Terms, without first offering the Building to

Tenant.

               D. Offered Terms. If Tenant does not accept Landlord's offer as set forth above, but Tenant does deliver to Landlord within the Sale Negotiation Period a written offer ("Tenant's Purchase Offer") to acquire the Building for a purchase price ("Tenant's Offered Price") less than the price contained in the Acceptable Sale Terms, then Tenant shall be deemed to have made an irrevocable offer to acquire the Building at Tenant's Offered Price. Tenant's Purchase Offer shall be deemed to include all of the Acceptable Sale Terms, except that to the extent there is any discrepancy between the Acceptable Sale Terms and the terms set forth in Tenant's Purchase Offer, Tenant's Purchase Offer shall be controlling (except as otherwise provided in Paragraph 38.G below).

               E. Acceptance of Tenant's Offer. If Tenant rejects or otherwise fails to accept Landlord's offer pursuant to this Paragraph 38 but delivers Tenant's Purchase Offer to Landlord in accordance with Paragraph 38.D, then Landlord may at any time within sixty (60) days after Landlord's receipt of Tenant's Purchase Offer, accept Tenant's Purchase Offer and sell the Building to Tenant in accordance with the terms thereof and the other terms and conditions set forth in this Paragraph 38. If Landlord thus accepts Tenant's Purchase Offer, then Tenant shall acquire, on an all cash basis, in accordance with the provisions of Paragraph 38.G, fee title to the Building, together with the improvements situated thereon. If Landlord does not accept Tenant's Purchase Offer within such 60-day period, then upon the expiration of such 60-day period this Paragraph 38 shall terminate and shall no longer apply to the Building, and Landlord (and each and every subsequent owner of the Building) shall be free to sell all or any portion of the Building (separately or together with any other parcel or parcels) to a third party or parties upon any terms whatsoever, including without limitation terms less favorable to Landlord than the terms contained in Tenant's Purchase Offer, without first offering to sell the Building to Tenant.

               F. Conditions. The effectiveness of Tenant's right to offer to acquire any Building, as set forth in this Paragraph 38, is conditioned on the following: (i) Tenant has not previously entered into a Sublet of this Lease (other than a Permitted Transfer); and (ii) no monetary or other material default by Tenant exists under this Lease which remains uncured after the giving of any applicable notice and the expiration of any applicable cure period. In addition, if any of the conditions specified under clauses (i) and (ii) above do not continue to be satisfied as of the date on which the escrow for the sale of the Building to Tenant is scheduled to close, then unless Landlord waives in writing any such conditions, Tenant's exercise of its right to acquire the Building under this Paragraph 38 shall be null and void, and this Lease shall terminate effective as of the date on which the escrow for the sale of the Building to Tenant was scheduled to close.

               G. Process. In the event that Landlord and Tenant reach agreement on the terms and conditions of the sale of the Building within the applicable period of time set forth in this Paragraph 38, Tenant's acquisition of the Building shall be carried out on (i) the terms and conditions described in this Paragraph 38 and/or to which Landlord and Tenant have otherwise specifically agreed pursuant to this Paragraph 38 (collectively, the "Agreed Terms"), and
(ii) the terms and conditions set forth on Exhibit F attached to this Lease (the "Standard Terms for Purchase"). To the extent there is any discrepancy between the Agreed Terms and the Standard

Terms, the Agreed Terms shall be controlling; provided, however, that notwithstanding the foregoing, Tenant shall be required to make an earnest money deposit equal to five percent (5%) of the purchase price for the Building, pursuant to the Standard Terms.

               H. Rights Personal. The rights granted to Tenant under this Paragraph 38 shall be personal to Tenant, and shall not be assigned, sold, conveyed or otherwise transferred to any other party (including without limitation any assignee or sublessee of Tenant) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion; provided, however, that the rights granted to Tenant under this Paragraphs 38 may be transferred without Landlord's consent to the transferee of Tenant's interest in this Lease pursuant to a Permitted Transfer.

        39.    General.

               A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

               B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

               C. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

               D. Separability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

               E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

               F. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

               G. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

               H. Waiver. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

               I. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

               J. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

               K. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

               L. Lease Summary. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

               M. Memorandum of Lease. This Lease shall not be recorded without the prior consent of both Landlord and Tenant; provided, however, that upon the written request of Tenant, Landlord and Tenant shall execute and acknowledge, in recordable form, a memorandum of this Lease in form reasonably acceptable to both Landlord and Tenant, and shall cause such memorandum to be recorded in the Official Records of the County of San Mateo, State of California. Upon expiration of the term of this Lease or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an appropriate instrument prepared by Landlord which Landlord may then record in the Official Records of San Mateo County to expunge this Lease and any memorandum thereof from the public record with respect to the Premises. In addition, Tenant hereby irrevocably constitutes and appoints Landlord as its true and lawful attorney in fact, in its name and in its behalf, to make, execute, acknowledge, deliver, and file any and all such instruments that Tenant so fails or refuses to execute. Tenant expressly understands and acknowledges that the foregoing special power of attorney is coupled with an interest, is irrevocable, and shall survive the dissolution or insolvency of Tenant, or the transfer by Tenant of the whole or any portion of its interest in this Lease (provided that any such transfer shall be subject to the restrictions set forth in this Lease).

               THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                                    TENANT:

Dated:         ,1998                AT HOME CORPORATION,
      ---------                     a Delaware corporation

                                    By:  /s/ KENNETH A. GOLDMAN
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                    LANDLORD:

Dated: 7/19/98                             MARTIN/CAMPUS ASSOCIATES, L.P.,
      -------------                   a Delaware limited partnership

                                         By: Martin/Redwood Partners,
                                             L.P., a California limited
                                             partnership, its General Partner

                                             By: TMG Redwood LLC,
                                                 A California limited liability
                                                 Company
                                                 Its: General Partner

                                                 By: The Martin Group of
                                                     Companies, Inc., a
                                                     California corporation,
                                                     Its General Partner

                                                     By:  /s/
                                                          ----------------------
                                                     Its: Vice President
                                                          ----------------------

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

               THIS WORK LETTER ("Agreement") is made and entered into by and between Landlord and Tenant as of the date of the Lease. This Agreement shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used herein and defined in the Lease shall have the meanings given in the Lease.

        1.     General.

               1.1 Capital Improvements. Pursuant to the Build to Suit Agreement, Landlord shall construct the Shell and Core and applicable site work (as defined in the Build to Suit Agreement) (collectively, the "Capital Improvements"). Except for its obligation to perform the Capital Improvements and the Tenant Improvements as set forth in this Lease and the Work Letter, Landlord shall have no obligation whatsoever to do any work or perform any improvements whatsoever to any portion of the Premises or the Building; provided, however, that the Tenant Improvements shall be performed at the sole cost and expense of Tenant (subject to the provisions of Paragraph 1.4). Landlord shall cause Contractor (as defined below) to perform all initial leasehold improvements, in accordance with the approved Final Plans and as otherwise may be required to comply with applicable law (collectively, the "Tenant Improvements"). The parties acknowledge and agree that the Capital Improvements and the Tenant Improvements constitute all of the work required to enable Tenant to occupy, and operate its business in, the Premises.

               1.2 Tenant Improvement Costs. The cost of performing the Tenant Improvements, including without limitation the costs described in Paragraph 6 below (collectively, the "Tenant Improvement Costs") shall be paid by Tenant in the manner set forth in Paragraph 5 below, subject to the provisions of Paragraph 1.4.

               1.3 Tenant Improvements Allowance. If the lender for the Construction Financing (as defined in the Build to Suit Agreement) is willing to increase the amount of such Construction Financing to cover all or any portion of the Tenant Improvement Costs, then Landlord shall provide an allowance for the Tenant Improvement Costs in an amount equal to that portion of the Construction Financing budgeted for payment of such costs (the "Tenant Improvements Allowance"); provided, however, that in no event shall the Tenant Improvements Allowance exceed Thirty Dollars ($30.00) per square foot of Rentable Area to be situated in the Building.

        2.     Approval of Plans for Tenant Improvements.

               2.1 Architect. Within five (5) days after execution of the Lease, Tenant shall notify Landlord in writing of the name and address of the licensed architect which Tenant desires to engage for the preparation of plans for Tenant's Work ("Architect"). Tenant's proposed architect shall be subject to Landlord's prior written approval. Tenant shall retain Architect's administrative services throughout the performance of Tenant's Work. Designers who are not licensed architects will not be acceptable.

               2.2    Submittal of Plans.

                      2.2.1. Preliminary Plans. Tenant shall cause Architect to prepare preliminary plans (the "Preliminary Plans") for the Tenant Improvements to be performed at the Premises. Tenant shall cause Architect to deliver the Preliminary Plans to Landlord within thirty (30) days after the date on which the Lease has been signed by Landlord and Tenant. Within five (5) days after Landlord's receipt of the Preliminary Plans, Landlord shall either approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld. If Landlord disapproves the Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Preliminary Plans within five
(5) days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Preliminary Plans from Tenant, Landlord shall have the right to review and approve the revised Preliminary Plans pursuant to this Paragraph 2.2.1. Landlord shall give Tenant written notice of its approval or disapproval of the revised Preliminary Plans within five (5) days after the date of Landlord's receipt thereof. If Landlord reasonably disapproves the revised Preliminary Plans, then the following shall occur: (i) Landlord and Tenant shall continue to follow the procedures set forth in this Paragraph 2.2.1 until Landlord and Tenant reasonably approve the Preliminary Plans in accordance with this Paragraph 2.2.1, and (ii) the period between the date of Landlord's reasonable disapproval and the eventual mutual approval of such Preliminary Plans shall constitute a Tenant Delay.

                      2.2.2. Preliminary Budget. Landlord shall retain a contractor ("Contractor") as the general contractor for the construction of the Tenant Improvements. Tenant shall have the right to approve the construction contract between Landlord and Contractor for the construction of the Tenant Improvements, which approval shall not be unreasonably withheld or delayed; provided, however, that Tenant shall have no right to disapprove such construction contract if such construction contract substantially conforms with the applicable AIA form contract and general conditions. Ten (10) days after approval by Landlord and Tenant of the Preliminary Plans, Contractor shall prepare a preliminary budget for the Tenant Improvements based upon the approved Preliminary Plans, which Contractor shall submit to Tenant for its review and approval. Within three (3) days after Tenant's receipt of the preliminary budget, Tenant shall either approve or disapprove the preliminary budget. If Tenant reasonably rejects such preliminary budget, Tenant shall, within five (5) days of Tenant's delivery of a written rejection notice to Landlord, require Architect to revise the Preliminary Plans to reduce the cost of the Tenant Improvements. Following Tenant's instructions to the Architect, Landlord and Tenant shall again follow the procedures set forth in Paragraph 2.2.1 and this Paragraph 2.2.2 with respect to the approval of the Preliminary Plans and to the submission and approval of the preliminary budget from Contractor.

                      2.2.3. Final Plans. Within three (3) days after approval by Landlord and Tenant of the preliminary budget for the Tenant Improvements, Tenant shall cause Architect to commence preparing complete plans, specifications and working drawings which incorporate and are consistent with the approved Preliminary Plans and preliminary budget, and which show in detail the intended design, construction and finishing of all portions of the Tenant Improvements described in the Preliminary Plans (collectively, the "Final Plans"). Tenant shall cause Architect to deliver the Final Plans to Landlord, for Landlord's review and approval, no later than ninety (90) days after the date on which the Lease has been signed by Landlord and Tenant. Within five (5) days after Landlord's receipt of the Final Plans, Landlord shall either approve or disapprove the Final Plans, which approval shall not be unreasonably withheld. If Landlord disapproves the Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Final Plans within five (5) days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Final Plans from Tenant, Landlord shall have the right to review and approve the revised Final Plans pursuant to this Paragraph 2.2.3. Landlord shall give Tenant written notice of its approval or disapproval of the revised Final Plans within five (5) days after the date of Landlord's receipt thereof. If Landlord reasonably disapproves the revised Final Plans, then the following shall occur: (i) Landlord and Tenant shall continue to follow the procedures set forth in this Paragraph 2.2.3 until Landlord and Tenant reasonably approve such Final Plans in accordance with this Paragraph 2.2.3, and (ii) the period between the date of Landlord's reasonable disapproval and the eventual mutual approval of such Final Plans shall constitute a Tenant Delay.

               3. Construction Budget. Upon approval by Landlord and Tenant of the Final Plans, Landlord shall instruct Contractor to obtain competitive bids for the Tenant Improvements from at least three (3) qualified subcontractors for each of the major subtrades (excluding the mechanical and electrical trades, which shall be on a design/build basis, unless Landlord elects to competitively bid these trades) and to submit the same to Landlord and Tenant for their review and approval. Upon selection of the subcontractors and approval of the bids, Contractor shall prepare a cost estimate for the Tenant Improvements described in such Final Plans, based upon the bids submitted by the subcontractors selected. Contractor shall submit such cost estimate to Landlord and Tenant for their review and approval. Within five (5) days after their receipt of the cost estimate, Landlord and Tenant shall each either approve or disapprove the cost estimate, which approval shall not be unreasonably withheld. Tenant's failure to approve or disapprove the cost estimate within such 5-day period shall constitute Grounds for the assertion of a Tenant Delay. Landlord or Tenant may each approve or reject such cost estimate in their reasonable sole discretion. If either Landlord or Tenant rejects such cost estimate, Landlord shall resolicit bids based on such Final Plans, in accordance with the procedures specified above. Following any resolicitation of bids by Landlord pursuant to this Paragraph 3, Landlord and Tenant shall again follow the procedures set forth in this Paragraph 3 with respect to the submission and reasonable approval of the cost estimate from Contractor; provided, however that the period between Tenant's disapproval of the first revised cost estimate and the eventual mutual approval of a cost estimate shall constitute a Tenant Delay.

        4. Landlord to Construct. Landlord shall cause Contractor to construct the Tenant Improvements in a good and workmanlike manner, in accordance with the approved Final Plans and in compliance with all applicable laws. Architect shall be responsible for obtaining all necessary building permits and approvals and other authorizations from governmental agencies required in connection with the Tenant Improvements. The cost of all such permits and approvals, including inspection and other building fees required to obtain the permits for the Tenant Improvements, shall be included as part of the Tenant Improvement Costs. Tenant shall have the benefit of any warranties provided by Contractor, the subcontractors and suppliers in connection with the Tenant Improvements.

        5. Payment for Tenant Improvements. The Tenant Improvement Costs shall be paid solely by Tenant as follows:

               5.1 Method of Payment. If Landlord provides a Tenant Improvements Allowance for the Building pursuant to Paragraph 1.4 above, Landlord shall bear the Tenant Improvement Costs up to the amount of such Tenant Improvements Allowance; and Tenant shall be responsible for paying any excess in the Tenant Improvement Costs over the amount of such Tenant Improvements Allowance. If Landlord does not provide a Tenant Improvements Allowance, Tenant shall be solely responsible for the payment of any and all Tenant Improvement Costs. For the purposes of this Exhibit B, the term "Tenant's Share of Tenant Improvement Costs" shall mean the entire amount of all Tenant Improvement Costs, less any Tenant Improvements Allowance provided by Landlord; provided, however, that if Landlord does not provide a Tenant Improvements Allowance, then "Tenant's Share of Tenant Improvement Costs" shall mean the entire amount of all Tenant Improvement Costs. If required by any lender holding a security interest encumbering the land on which the Building will be situated, Tenant shall provide the Set-Aside Funds (as defined in Paragraph 5.1.1) in accordance with the provisions of Paragraph 5.1.1. If at the time construction of the Building is scheduled to commence no such lender exists, or if there is such a lender but such lender does not at any time during the construction of the Building require Landlord to obtain the Set-Aside Funds from Tenant, then Tenant shall not be required to provide the Set-Aside Funds for the construction of the Building.

                      5.1.1. Set-Aside Funds. If Tenant is required to deposit the Set-Aside Funds pursuant to Paragraph 5.1, then within five (5) days after the parties have mutually agreed upon a cost estimate for the Tenant Improvements as provided above, Tenant shall deposit into a separate account with any financial institution designated by Landlord, in Tenant's name, subject to restrictions in favor of such financial institution, an amount (the "Set-Aside Funds") equal to (a) the entire amount of Tenant's Share of Tenant Improvement Costs, based on the assumption that the Tenant Improvement Costs shall equal such cost estimate, and (b) all other amounts to be deposited by Tenant in such account pursuant to the terms of the Build to Suit Option Agreement. Landlord shall instruct such financial institution to hold the Set-Aside Funds in a separate interestbearing account with interest to accrue for Tenant's account, and shall utilize the Set-Aside Funds to pay for Tenant's Share of Tenant Improvement Costs and any other obligations of Tenant pursuant to the Build to Suit Option Agreement. Before commencement of construction of any subsequent portion of the Tenant Improvements, Tenant shall deposit in such account an additional amount equal to Tenant's Share of Tenant Improvement Costs for such subsequent Tenant Improvements.

                      5.1.2. Payment. If Landlord provides a Tenant Improvements Allowance pursuant to Paragraph 1.4 above, then within twenty (20) days after Landlord's receipt of reasonably satisfactory invoices for costs of labor and materials incurred in connection with the Tenant Improvements, together with such supporting documentation and lien waivers as Landlord may reasonably require in order to review the costs covered by the billing, Landlord shall pay the Tenant Improvement Costs represented by such invoices first coming due for payment, up to an aggregate amount equal to the Tenant Improvements Allowance. As and when any amount of Tenant's Share of Tenant Improvement Costs or any amounts payable by Tenant pursuant to the Build to Suit Option Agreement become due and payable, Landlord shall request such financial institution to utilize the remaining SetAside Funds to pay such amounts; provided, however, that if at any time there are insufficient Set-Aside Funds to pay any amount of Tenant's Share of Tenant Improvement Costs and/or any other amounts payable by Tenant pursuant to the Build to Suit Option Agreement, Tenant shall pay any and all such excess Shell and Core Costs and Tenant Improvement Costs to Landlord within ten (10) days after the date of Tenant's receipt of Landlord's written request therefor, together with such supporting documentation and lien waivers as Tenant may reasonably require in order to review the costs covered by the billing. Any failure by Tenant to pay any amount of Tenant's Share of Tenant Improvement Costs or any other amounts payable by Tenant pursuant to the Build to Suit Option Agreement as and when required under this Exhibit B shall constitute a default by Tenant under the Lease.

                      5.1.3. Penalties. To the extent that any contractor or subcontractor working on the Tenant Improvements imposes upon Landlord any penalty or late charge due to Tenant's failure to pay to Landlord any amount due under this Paragraph 5.1 as and when such amount is due, Tenant shall be solely responsible for paying such penalty or late charge; provided, however, that if Tenant disputes the imposition of such penalty or late charge, Tenant shall not be required to pay the penalty or late charge until the dispute has been settled or otherwise resolved; provided further, that if any penalty or late charge is imposed due to Tenant's exercise of its rights under this Paragraph 5.1.3, Tenant shall pay such penalty or late charge as provided in this Paragraph 5.1.3.

               5.2 Extra Work. Tenant shall be solely responsible for any and all costs and expenses arising from any improvements to or installations in the Building desired by Tenant and approved by Landlord that are outside the scope of the Final Plans.

        6. Tenant Improvement Costs. The Tenant Improvement Costs shall include all reasonable costs incurred in connection with the Tenant Improvements (but not the Capital Improvements), as determined by Landlord in its reasonable discretion, including the following:

               (a) All costs of space plans and other architectural and engineering plans and specifications for the Tenant Improvements, including engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation required in connection with the Tenant Improvements;

               (b) All costs of obtaining building permits and other necessary authorizations from the City of Redwood City;

               (c) All costs of interior design and finish schedule plans and specifications, including as-built drawings by Architect;

               (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee payable to the Contractor for overhead and profit, and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Contractor in connection with construction of the Tenant Improvements;

               (e) All fees payable to Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans;

               (f) Sewer connection fees (if any);

               (g) All costs of installing an emergency power supply systems in each of the Buildings, which emergency power supply shall include emergency HVAC for Tenant's computer rooms;

               (h) All direct and indirect construction costs associated with complying with Title 24 legislation and ADA compliance for all interior improvements (including the reconstruction of all restrooms); and

               (i) A construction management fee payable to Landlord equal to three percent (3%) of the total Tenant Improvement Costs. (Landlord shall either provide, or cause a third party to provide, construction management services in connection with the construction of the Tenant Improvements, and the foregoing fee shall be the sole compensation for such services).

        7. Chance Requests. No revisions to the approved Final Plans shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes (i) required by any public agency to conform with governmental regulations, or (ii) requested in writing by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes shall be added to the Tenant Improvement Costs and shall be paid for in accordance with Paragraph 5. The billing for such additional costs shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural, structural engineering, or design fees, and the Contractor's price for effecting the change. Any change order which may extend the date of substantial completion of the Tenant Improvements may be disapproved by Landlord unless Tenant agrees that for all purposes under this Lease, the Tenant Improvements shall be deemed to have been substantially completed on that date on which such Tenant Improvements would have been substantially completed without giving effect to the change order in question.

        8. Early Access. So long as such entry does not in any way interfere with or delay Landlord's construction of the Improvements, Tenant shall have the right to enter the Premises before the Commencement Date for the purpose of installing cable T.V., telephones, telecommunications cabling, furniture and other similar items. Such entry shall be subject to all of the terms and conditions of the Lease, other than the obligation to pay Rent.

        9. Acceptance of Building. Within thirty (30) days after completion of the Tenant Improvements, Tenant shall conduct a walk-through inspection of the Building with Landlord and complete a punch-list of items needing additional work. Other than the items specified in the punch list, if any, by taking possession of the Building, Tenant shall be deemed to have accepted the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the Building caused by Tenant's move-in shall be repaired or corrected by Tenant, at its sole cost and expense, which repair or corrective work shall not be paid for out of any Tenant Improvements Allowance. Tenant acknowledges that neither Landlord nor Landlord's agents shall be deemed to have made any representations or warranties as to the suitability or fitness of the Building for the conduct of Tenant's business or for any other purpose, nor shall Landlord or Landlord's agents be deemed to have agreed to undertake any alterations or construct any improvements to the Building except as expressly provided in the Lease, this Exhibit B, and the Build to Suit Option Agreement. If Tenant fails to submit a punch-list to Landlord within such 30-day period, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant. Landlord shall, upon Tenant's written request, assign and transfer to Tenant, to the extent reasonably requested by Tenant and consistent with Landlord's position as the owner of the Building, Landlord's rights and claims against Contractor arising from Contractor's warranties (express and implied) with respect to the Building. Nothing contained in this Paragraph 10 shall limit, restrict, or terminate any right of Landlord or Tenant to make any claim against Contractor based upon the condition of the Building or any and all of Contractor's warranties (express and implied) with respect to the Building.

LANDLORD:                               TENANT:

MARTIN/CAMPUS ASSOCIATES, L.P.,         AT HOME CORPORATION,
a Delaware limited partnership          a Delaware corporation

By:     Martin/Redwood Partners,        By:  /s/ KENNETH A. GOLDMAN
        L.P., a California limited           -----------------------------
        partnership, its General        Its:
        Partner                              -----------------------------

                                        By:
                                             -----------------------------
                                        Its:
                                             -----------------------------

        By: The Martin Group of
            Companies, Inc., a
            California corporation,
            its General Partner

            By:  /s/
                 ----------------------
            Its: Vice President
                 ----------------------

                                    EXHIBIT C

                              SITE PLAN FOR PROJECT

        This Exhibit will either be (i) the North Expansion Parcel (see Exhibit C-1), or (ii) the south campus (see Exhibit C-2), as applicable.

                                    EXHIBIT D

                          COMMENCEMENT DATE MEMORANDUM

LANDLORD:             Martin/Campus Associates, L.P.

TENANT:
                      ------------------------------
LEASE DATE:
                      ------------------------------
PREMISES:
                      ------------------------------

Pursuant to Paragraph 4.A. of the above referenced Lease, the commencement date is hereby established as __________________ for ____________________, Redwood
City, CA 94063. The Commencement Date as defined in Paragraph 4.A. shall be
___________________.

                                    TENANT:

Dated:         ,1998                AT HOME CORPORATION,
      ---------                     a Delaware corporation

                                    By:  /s/ KENNETH A. GOLDMAN
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                    LANDLORD:

Dated:                              MARTIN/CAMPUS ASSOCIATES, L.P.,
      -------------                   a Delaware limited partnership

                                         By: Martin/Redwood Partners,
                                             L.P., a California limited
                                             partnership, its General Partner

                                             By: TMG Redwood LLC,
                                                 A California limited liability
                                                 Company
                                                 Its: General Partner

                                                 By: The Martin Group of
                                                     Companies, Inc., a
                                                     California corporation,
                                                     Its General Partner

                                                     By:
                                                          ----------------------
                                                     Its:
                                                          ----------------------

                                    EXHIBIT E

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                    EXHIBIT F

                      STANDARD TERMS FOR OPTION TO PURCHASE

        This Exhibit F sets forth certain standard terms that shall be applicable to the purchase of the Building pursuant Paragraph 38 of the Lease. This Exhibit shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used herein and defined in the Lease shall have the meanings given in the Lease.

        1.     Sale and Purchase; Title Company.

               1.1 General. In the event Tenant acquires the Building, (the "Option Property"), Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, all of the "Property" (as defined below).

               1.2 The Property. As used in this Agreement, the term "Property" includes the Option Property and all of the items referred to in Paragraphs
1.2.1 through 1.2.4.

                      1.2.1. Personal Property. All of Landlord's right, title and interest in and to any and all personal property located at the Option Property which is owned by Landlord and which is used in the operation and maintenance of the Option Property (the "Personal Property").

                      1.2.2. Rights and Privileges. All of Landlord's right, title and interest, if any, in and to all rights, privileges, tenements, hereditaments, rights-of-way, easements, appurtenances, mineral rights, development rights, air rights and riparian or littoral rights belonging or appertaining to the Option Property.

                      1.2.3. Contracts and Leases. All of Landlord's right, title and interest in and to (i) all service, maintenance, construction, management and other contracts relating to the Option Property (collectively, "Contracts"), and (ii) all leases, tenancy and occupancy agreements for all or any portion of the Option Property (collectively, "Leases").

                      1.2.4. Permits and Warranties. All of Landlord's right, title and interest in and to (i) all licenses, permits and approvals, if any, affecting or pertaining to the Option Property which, if assignable, are to be assigned to Tenant at the Closing (as defined below), and (ii) all warranties, if any, affecting or pertaining to the Option Property which, if assignable, are to be assigned to Tenant at the Closing.

               1.3 Title Company. The purchase and sale of the Property shall be accomplished through an escrow which Landlord has established or will establish with Chicago Title Insurance Company, One Kaiser Plaza, Oakland, California (the "Title Company").

        2. Title. Title to the Property shall be conveyed from Landlord to Tenant by grant deed (the "Deed"), subject to: (i) liens to secure payment of real estate taxes and assessments not delinquent; (ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority; (iii) all matters that would be disclosed by a physical inspection or survey of the Option Property or that are actually known to Tenant; (iv) any exceptions or matters created by Tenant, its agents, employees or representatives; (v) all exceptions of record that were in existence as of the date of the Lease and all CC&Rs recorded by Landlord; (vi) all Leases and Contracts; and (vii) such other exceptions as Tenant may approve in writing.

        The foregoing exceptions to title are referred to collectively as the "Conditions of Title". Conclusive evidence of delivery of title in accordance with the foregoing shall be the willingness of Title Company to issue to Tenant, upon payment of its regularly scheduled premium, its CLTA owner's policy of title insurance, in the amount of the Purchase Price, showing title to the Option Property vested of record in Tenant, subject only to the Conditions of Title (and the standard printed exceptions and conditions in the policy of title insurance). If Landlord for any reason is unable to deliver title to the Property subject only to the Conditions of Title, then Tenant's sole remedy shall be to terminate this Agreement and receive a return of any Deposit, and neither Landlord nor Tenant shall thereafter have any further rights or obligations under this Agreement, except Tenant's obligation to perform the Continuing Obligations (as defined below). Tenant shall have no right to commence any action for damages, specific performance or other relief as a result of Landlord's inability to deliver title to the Property subject only to the Conditions of Title; provided, however, that if Landlord intentionally fails to consummate the conveyance of the Option Property to Tenant in accordance with the terms of the Lease, then Tenant shall have the right to commence any actions for damages, specific performance or other relief as a result of Landlord's intentional breach.

        3. Damage, Destruction or Taking. If at any time prior to the Closing, Landlord determines that the Option Property has been destroyed or damaged by earthquake, flood or other casualty and that such damage will require more than One Million Dollars ($1,000,000.00) to repair (a "Casualty"), or if a proceeding is instituted for the taking of all or any material portion of the Option Property under the power of eminent domain (a "Taking"), then Tenant shall have the right by giving written notice to Landlord and Title Company within fifteen
(15) days after the date of receipt of written notice of any such Casualty or Taking, either to: (i) consummate the purchase of the Property in accordance with the Lease, in which event Landlord shall assign to Tenant at the Closing
(A) any insurance proceeds payable to Landlord on account of such Casualty, or
(B) any award payable to Landlord by reason of the Taking, as the case may be; or (ii) terminate Landlord's obligations under Paragraph 38 of the Lease and this Exhibit F, effective as of the date such notice of termination is given. If Tenant fails to give such notice within such 15-day period, then Tenant shall be deemed to have elected to terminate Landlord's obligations under Paragraph 38 of the Lease and this Exhibit F, pursuant to this Paragraph 3. The Closing Date shall be deferred, if necessary, to permit Tenant to have the 15-day period following receipt of notice of a Casualty or a Taking to make the election specified hereinabove. If Tenant terminates Landlord's obligations under Paragraph 38 of the Lease and this Exhibit F, pursuant to this Paragraph 3, then any Deposit shall be returned to Tenant, and neither Landlord nor Tenant shall have any further obligations under Paragraph 38 of the Lease or this Exhibit F. Nothing herein shall be deemed to constitute an obligation on the part of Landlord to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

        4.     Landlord's Disclaimer; Release and Indemnification of Landlord.

               4.1 Landlord's Disclaimer. Tenant acknowledges and agrees that the sale of the Property to Tenant is made without any warranty or representation of any kind by Landlord, either express or implied, with respect to any aspect, portion or component of the Property, including: (i) the physical condition, nature or quality of the Property, including the quality of the soils on and under the Property and the quality of the labor and materials included in any buildings or other improvements, fixtures, equipment or personal property comprising a portion of the Property; (ii) the fitness of the Property for any particular purpose; (iii) the presence or suspected presence of hazardous materials on, in, under or about the Property (including the soils and groundwater on and under the Property); or (iv) existing or proposed governmental laws or regulations applicable to the Property, or the further development or change in use thereof, including environmental laws and laws or regulations dealing with zoning or land use. Tenant further agrees and acknowledges that, as of the Closing, Tenant shall have made such feasibility studies, investigations, environmental studies, engineering studies, inquiries of governmental officials, and all other inquiries and investigations, which Tenant shall deem necessary to satisfy itself as to the condition, nature and quality of the Property and as to the suitability of the Property for Tenant's purposes. Tenant further agrees and acknowledges that, in purchasing the Property, Tenant shall rely entirely on its own investigation, examination and inspection of the Property, and not upon any representation or warranty of Landlord, or any agent or representative of Landlord. Tenant further agrees and acknowledges that Tenant has leased and occupied the Option Property prior to the Closing, by reason of such tenancy, possession and occupancy, Tenant is fully aware of the condition of the Option Property. THEREFORE, TENANT AGREES THAT, IN CONSUMMATING THE PURCHASE OF THE PROPERTY PURSUANT TO THIS LEASE, TENANT SHALL ACQUIRE THE PROPERTY IN ITS THEN CONDITION, "AS IS, WHERE IS" AND WITH ALL FAULTS, AND SOLELY IN RELIANCE ON TENANT'S OWN INVESTIGATION, EXAMINATION, INSPECTION, ANALYSIS AND EVALUATION OF THE PROPERTY. The agreements and acknowledgments contained in this Paragraph 4.1 constitute a conclusive admission that Tenant, as a sophisticated, knowledgeable investor in real property, shall acquire the Property solely upon its own judgment as to any matter germane to the Property or to Tenant's contemplated use of the Property, and not upon any statement, representation or warranty by Landlord, or any agent or representative of Landlord, which is not expressly set forth in this Agreement. At the Closing, upon the request of Landlord, Tenant shall execute and deliver to Landlord a certificate of Tenant reaffirming the foregoing.

               4.2 Tenant's Release of Landlord. Tenant hereby waives, releases and forever discharges Landlord and its officers, directors, employees and agents from any and all claims, actions, causes of action, demands, liabilities, damages, costs, expenses or compensation whatsoever, whether direct or indirect, known or unknown, foreseeable or unforeseeable, which Tenant may have at the Closing or which may arise in the future on account of or in any way arising out of or connected with the Property, including: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Option Property); (ii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Option Property) of any hazardous materials; and (iii) the ownership, management or operation of the Property, but excluding claims to the extent based on Landlord's fraud or intentional misrepresentation. At the Closing, upon the request of Landlord, Tenant shall deliver to Landlord a certificate of Tenant reaffirming the foregoing. Tenant hereby waives the protection of California Civil Code Paragraph 1542, which reads as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Tenant's
Initials  /s/
         ------------

               4.3 Tenant's Indemnification of Landlord. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees), whether direct or indirect, known or unknown, foreseeable or unforeseeable, which may be asserted against or suffered by Landlord at any time after the Closing on account of or in any way arising out of or connected with the Property, including: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Option Property); (ii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Option Property) of any hazardous materials; and (iii) the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit, but excluding claims to the extent based on Landlord's fraud or intentional misrepresentation. At the Closing, upon the request of Landlord, Tenant shall deliver to Landlord a certificate reaffirming the foregoing.

               4.4 Flood Hazard Zone. Tenant acknowledges that if the Option Property is located in an area which the Secretary of HUD has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Tenant will be required to purchase flood insurance in order to obtain any loan secured by the Option Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Tenant shall have sole responsibility to determine whether the Option Property is located in an area which is subject to the National Flood Insurance Program.

               4.5 Inspections. Subject to obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall have the right to conduct such inspections, investigations, borings, samplings and other tests of the Property that Tenant deems to be useful or necessary for the conduct of Tenant's due diligence in connection with the acquisition of the Property. Upon request by Tenant, Landlord shall make available to Tenant for inspection all material documents and reports in Landlord's possession relating to the condition of the Property. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage, injury, claim (including claims of lien for work or labor performed or materials or supplies furnished), liability or expense (including attorneys' fees) as a result of, arising out of, or in any way connected with the exercise of Tenant's (or its agents', contractors', employees' or authorized representatives') inspection rights pursuant to this Paragraph 4.5 or the performance of Tenant's due diligence. Tenant shall promptly repair any damage to the Property caused by its due diligence.

        5.     Closing.

               5.1. Closing. The transaction contemplated by this Exhibit F shall be consummated through escrow at the office of Title Company on the date described in Paragraph 5.1.1 below, or on such other date as shall be mutually agreed upon by Landlord and Tenant (each, a "Closing Date"). For purposes of this Exhibit F. the term "Closing" shall mean the consummation of the sale and conveyance of the Property to Tenant as evidenced by recordation of the Deed (as defined below).

                      5.1.1. Closing Date. The Closing Date shall be no later than the date specified in the Agreed Terms.

               5.2. Landlord's Delivery Into Escrow. Landlord shall deliver the following items into escrow:

                      5.2.1. Deed. The Deed, duly executed and acknowledged by Landlord, except that the amount of any transfer tax shall not be shown on the Deed, but shall be set forth on a separate affidavit or instrument which, after recordation of the Deed, shall be attached thereto so that the amount of such transfer tax shall not be of record.

                      5.2.2. Other Documents. Such other documents or instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions herein contained, such as appropriate escrow instructions to Title Company.

               5.3. Tenant's Delivery Into Escrow. Tenant shall deliver the following items into escrow:

                      5.3.1. Cash. Immediately available funds in the following amounts: (i) the balance of the Purchase Price, less the amount of the Deposit;
(ii) such amount, if any, as is necessary for Tenant to pay Tenant's share of the closing costs and prorations specified in Paragraphs 5.5 and 5.6; and (iii) any other amounts required to close escrow in accordance with the terms of this Exhibit F.

                      5.3.2. Other Documents. Such other documents and instruments as may be reasonably required in order to consummate this transaction in accordance with the terms and conditions of this Exhibit F and the Lease, such as appropriate escrow instructions to Title Company.

                      5.3.3. Evidence of Authorization. Such evidence as shall reasonably establish that Tenant's performance of its obligations under the Lease and this Exhibit F have been duly authorized and that the person or persons executing all documents on behalf of Tenant have been duly authorized and empowered to do so.


               5.4. Landlord's and Tenant's Joint Delivery Into Escrow. Landlord and Tenant jointly shall deliver the following items into escrow:

                      5.4.1. Assignment and Assumption Agreements. A document by which

Landlord assigns to Tenant, and Tenant assumes, the Leases, Contracts, permits and warranties which will survive the Closing.

                      5.4.2. Other Documents. Such other documents and instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions of this Agreement.

               5.5. Closing Prorations. At the Closing, all items of income and expense of the Property shall be prorated as provided in this Paragraph 5.5 on the basis of a 360-day year, actual days elapsed for the month in which the Closing occurs, as of midnight on the day immediately preceding the Closing Date. Except as provided in this Paragraph 5.5, income and expenses attributable to the period prior to the Closing Date shall be for the account of Landlord, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Tenant. Property taxes and assessments shall be prorated through escrow, and all other items of income and expense shall be prorated outside of escrow on the Closing Date by the parties. Without limiting the generality of the foregoing, the following items shall be prorated through escrow as described above:

                      (a) Current rents collected by Landlord under the Leases. With respect to any rent receivables carried by Landlord under the Leases as of the Closing, Tenant shall pay Landlord full value in immediately available funds at the Closing and Landlord shall execute and deliver to Tenant at the Closing an assignment of all of Landlord's right, title and interest with respect thereto.

                      (b) Amounts paid or payable in respect of the Contracts which Tenant assumes at the Closing.

               5.6. Closing Costs. Landlord shall pay the following closing costs: (i) all fees and costs for releasing all encumbrances, liens and security interests of record which are not Conditions of Title; and (ii) county documentary or other transfer taxes payable upon recordation of the Deed. Tenant shall pay the following closing costs: (a) the premium for Tenant's policy of title insurance; (b) any and all costs, fees, title insurance premiums and other charges payable in connection with any financing obtained by Tenant to acquire the Property, including all escrow fees relating to the funding and/or recordation of such financing; and (c) all escrow fees. Each party shall pay one-half of any escrow cancellation fee charged by Title Company in connection with the purchase and sale of the Property in accordance with this Exhibit F. All other closing costs shall be paid by the parties in accordance with the custom then prevailing in San Mateo County.

               5.7. Security Deposits. With respect to all Leases which are in effect at the Closing, Landlord shall give Tenant at the Closing, through Escrow, a credit in the amount of all security deposits and other deposits then held by Landlord under such Leases.

                      5.8. Possession. Subject to the rights of tenants under the Leases, Landlord shall deliver exclusive possession of the Property to Tenant at the Closing.

               5.9. Closing Procedure. Title Company shall close escrow when it is in a position to: (i) pay to Landlord, in immediately available funds, the amount of the Purchase Price, as such amount may be increased or decreased as a result of the allocation of the closing costs and prorations as specified in Paragraphs 5.5 and 5.6 and Landlord's obligations with respect to security deposits as specified in Paragraph 5.7; and (ii) issue to Tenant the policy of title insurance referred to in Paragraph 2.

               5.10. Escrow. Within five (5) days after Landlord and Tenant have agreed upon the Agreed Terms, Tenant and Landlord shall deposit an executed counterpart of this Exhibit F with the Title Company and this Exhibit F shall serve as instructions to the Title Company for consummation of the purchase and sale contemplated hereby. Landlord and Tenant shall execute such supplemental escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Exhibit F. provided such supplemental escrow instructions are not in conflict with this Exhibit F. In the event of any conflict between the provisions of this Exhibit F and any supplementary escrow instructions signed by Tenant and Landlord, the terms of this Exhibit F shall control.

               5.11. Compliance. The Title Company shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Exhibit F involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Title Company shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes of this Paragraph 5.11, Landlord's tax identification number is 94-3236971. Title Company shall hold Tenant, Landlord and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of Title Company to comply with such reporting requirements.

        6. Survival of Provisions. Notwithstanding any other provision of this Exhibit F to the contrary, each representation, warranty, covenant or agreement contained in this Exhibit F (including Tenant's obligations pursuant to Paragraph 4.3) shall survive and be binding and enforceable following the Closing and shall not be deemed to be merged into, or waived by delivery or recordation of, the Deed or any other instruments delivered at the Closing.

        7. Exchange. At the option of either party, such party may elect to consummate the transaction hereunder in whole or in part as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. If either party (the "Exchanging Party") so elects, the other party (the "Cooperating Party") shall cooperate with the Exchanging Party, executing such documents and taking such action as may be reasonably necessary in order to effectuate this transaction as a like-kind exchange; provided, however, that (i) the Cooperating Party's cooperation hereunder shall be without cost, expense or liability to the Cooperating Party of any kind or character, including, without limitation, any attorneys' fees, costs or expense incurred in connection with the review or preparation of documentation in order to effectuate such like-kind exchange, and the Cooperating Party shall have no obligation to take title to any real property;

(ii) the Exchanging Party shall assume all risks in connection with the designation, selection and setting of terms of the purchase or sale of any exchange property; (iii) the Exchanging Party shall bear all costs and expenses in connection with any such exchange transaction in excess of the costs and expenses which would have otherwise been incurred in acquiring or selling the Property by means of a straight purchase, so that the net effect to the Cooperating Party shall be identical to that which would have resulted had this Exhibit F closed on a purchase and sale; (iv) any documents to effectuate such exchange transaction are consistent with the terms and conditions contained in this Exhibit F; and (v) the Exchanging Party shall indemnify, defend and hold the Cooperating Party harmless from any and all claims, demands, penalties, loss, causes of action, suits, risks, liability, costs or expenses of any kind or nature (including, without limitation, reasonable attorneys' fees) which the Cooperating Party may incur or sustain, directly or indirectly, related to or in connection with, or arising out of, the consummation of this transaction as a like-kind exchange as contemplated hereunder.

        8. Deposit. Notwithstanding anything to the contrary set forth in the Agreed Terms or this Exhibit F, within one (1) day after Landlord and Tenant reach agreement on the Agreed Terms for Tenant's purchase of the Property from Landlord, Tenant shall deliver to Title Company a cashier's check in the amount of five percent (5%) of the Purchase Price (the "Deposit"), as an earnest money deposit on account of the Purchase Price. Title Company shall deposit the Deposit in an interest-bearing account, and the term "Deposit" as used in this Exhibit F shall include any interest earned thereon.

        9. Liquidated Damages. TENANT ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTY TO TENANT, ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS EXHIBIT F AND THE LEASE, IS MATERIAL TO LANDLORD. TENANT ALSO ACKNOWLEDGES THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY LANDLORD IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO TENANT'S DEFAULT. TENANT FURTHER ACKNOWLEDGES THAT, AS OF THE DATE THE PARTIES REACH AGREEMENT ON THE AGREED TERMS, LANDLORD'S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, TENANT AND LANDLORD AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WOULD SUFFER BY REASON OF TENANT'S DEFAULT HEREUNDER. ACCORDINGLY, TENANT AND LANDLORD HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY TENANT, LANDLORD MAY TERMINATE ITS OBLIGATIONS UNDER PARAGRAPH 38 OF THE LEASE AND THIS EXHIBIT F BY GIVING NOTICE TO TENANT. IN THE EVENT OF SUCH TERMINATION, LANDLORD SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY OTHER CLAIM LANDLORD MAY HAVE AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) ARISING

BY REASON OF TENANT'S FAILURE TO PURCHASE THE PROPERTY PURSUANT TO THIS EXHIBIT
F. LANDLORD'S RETENTION OF THE DEPOSIT PURSUANT TO THIS PARAGRAPH 9 SHALL IN NO WAY LIMIT ANY OF LANDLORD'S RIGHTS OR REMEDIES UNDER THE LEASE WITH RESPECT TO ANY DEFAULT BY TENANT UNDER THE LEASE. THE PARTIES HAVE INITIALED THIS PARAGRAPH 9 TO ESTABLISH THEIR INTENT SO TO LIQUIDATE DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH 9 SHALL BE DEEMED TO LIMIT: (i) TENANT'S OBLIGATIONS UNDER THE LEASE; OR (ii) TENANT'S INDEMNIFICATION OBLIGATIONS CONTAINED IN THIS EXHIBIT F.

Landlord's                          Tenant's
Initials                            Initial   /s/
         ----------                          ------------

                                        TENANT:

Dated:         ,1998                AT HOME CORPORATION,
      ---------                     a Delaware corporation

                                    By:   /s/ Kenneth A. Goldman
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                        LANDLORD:

Dated:                              MARTIN/CAMPUS ASSOCIATES, L.P.,
      -------------                   a Delaware limited partnership

                                         By: Martin/Redwood Partners,
                                             L.P., a California limited
                                             partnership, its General Partner

                                             By: TMG Redwood LLC,
                                                 A California limited liability
                                                 Company
                                                 Its: General Partner

                                                 By: The Martin Group of
                                                     Companies, Inc., a
                                                     California corporation,
                                                     Its General Partner

                                                     By:
                                                          ----------------------
                                                     Its:
                                                          ----------------------